 Filed pursuant to 424(b)(3)
 Registration No. 333-289276
PROSPECTUS
59,438,087 Shares of Common Stock
DOMESTICATION IN DELAWARE

James River Group Holdings, Ltd. is an exempted company limited by shares incorporated under the laws of Bermuda. We are proposing to change our jurisdiction of incorporation by discontinuing from Bermuda and continuing as a corporation incorporated under the laws of the State of Delaware (the “Domestication”). To effect the Domestication, we will, subject to compliance with global regulatory requirements, file a certificate of incorporation and a certificate of corporate domestication in Delaware, and a notice of discontinuance with the Bermuda Registrar of Companies, under which we will be domesticated and continue as a Delaware corporation with the name “James River Group Holdings, Inc.” (we refer to the domesticated Delaware entity as “James River Delaware”). On the effective date of the Domestication, expected to be on or around November 7, 2025, our common shares, par value $0.0002 per share (the “common shares”) (including fractions of common shares, as the case may be), issued and outstanding immediately prior to the effective time of the Domestication will automatically convert by operation of law into an equivalent number of shares of common stock, par value $0.0002 per share (the “common stock”) (or fractions of shares of common stock, as the case may be), of James River Delaware. Under Bermuda law and our current bye-laws, shareholder approval is not required to effect the Domestication. Shareholders also do not have statutory dissenters’ rights of appraisal as a result of the Domestication.
We are not asking you for a proxy and you are requested not to send us a proxy. No shareholder action is required to effect the Domestication. See “The Domestication — No Vote or Dissenters’ Rights of Appraisal in the Domestication”.
Our common shares are currently listed on the Nasdaq Global Select Market (“Nasdaq”) under the symbol “JRVR”. We expect to trade the common stock of James River Delaware under the same symbol after the Domestication.
This prospectus incorporates important business and financial information about us from reports we file with the Securities and Exchange Commission (the “SEC”). This incorporated information is not printed in or attached to this prospectus. We explain how you can find this information in “Where You Can Find More Information”. We urge you to review this prospectus, together with the incorporated information, carefully.
Investing in the common stock of James River Delaware involves risks. See “Risk Factors” beginning on page 5 of this prospectus.
Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.
This prospectus will not be filed with the Bermuda Registrar of Companies. Neither the Bermuda Monetary Authority nor the Bermuda Registrar of Companies accepts any responsibility for our financial soundness or the correctness of any of the statements made or opinions expressed in this prospectus.
Prospectus dated August 19, 2025.

No person has been authorized to give any information or any representation concerning us or the Domestication (other than as contained in this prospectus) and, if any such other information or representation is given or made, you should not rely on it as having been authorized by us. You should not assume that the information contained or incorporated by reference in this prospectus is accurate as of any date other than the date on the front cover of this prospectus or the date of the incorporated document, as applicable.

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CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
Information included and incorporated by reference in this prospectus may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”) and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). These statements may be identified by the fact that they do not relate strictly to historical or current facts. You may identify forward-looking statements by the use of words such as “anticipates,” “estimates,” “expects,” “intends,” “plans,” “seeks” and “believes,” and similar expressions or future or conditional verbs such as “will,” “should,” “would,” “may” and “could.” These forward-looking statements include, among others, all statements relating to our future financial performance, our business prospects and strategy, anticipated financial position and financial strength ratings, liquidity and capital needs and other similar matters. These forward-looking statements are based on management’s current expectations and assumptions about future events, which are inherently subject to uncertainties, risks and changes in circumstances that are difficult to predict.
Our actual results may differ materially from those expressed in, or implied by, the foward-looking statements included in this prospectus as a result of various factors, many of which are beyond our control, including, among others:
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anticipated timing and effects of the Domestication, including its tax treatment;

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the inherent uncertainty of estimating reserves and the possibility that incurred losses may be greater than our estimate used to compute loss and loss adjustment expense reserves;

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inaccurate estimates and judgments in our risk management may expose us to greater risks than intended;

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downgrades in the financial strength rating or outlook of our regulated insurance subsidiaries impacting our competitive position and ability to attract and retain insurance business that our subsidiaries write and ultimately our financial condition;

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the outcome of the litigation in connection with the sale of our casualty reinsurance business;

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the potential loss of key members of our management team or key employees, and our ability to attract and retain personnel;

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adverse economic and competitive factors resulting in the sale of fewer policies than expected or an increase in the frequency or severity of claims, or both;

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the impact of a higher than expected inflationary environment on our reserves, loss adjustment expenses, the values of our investments and investment returns, and our compensation expenses;

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exposure to credit risk, interest rate risk and other market risk in our investment portfolio and our reinsurers;

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reliance on a select group of brokers and agents for a significant portion of our business and the impact of our potential failure to maintain such relationships;

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reliance on a select group of customers for a significant portion of our business and the impact of our potential failure to maintain, or decision to terminate, such relationships;

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our ability to obtain insurance and reinsurance coverage at prices and on terms that allow us to transfer risk, adequately protect our Company against financial loss and that supports our growth plans;

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losses resulting from reinsurance counterparties failing to pay us on reinsurance claims, insurance companies with whom we have a fronting arrangement failing to pay us for claims, or a former customer with whom we have an indemnification arrangement failing to perform its reimbursement obligations, and our potential inability to demand or maintain adequate collateral to mitigate such risks;

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the inherent uncertainty of estimating reinsurance recoverable on unpaid losses and the possibility that reinsurance may be less than our estimate of reinsurance recoverable on unpaid losses;

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inadequacy of premiums we charge to compensate us for our losses incurred;

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changes in laws or government regulation, including tax or insurance laws and regulations;

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changes in U.S. tax laws (including associated regulations) and the interpretation of certain provisions applicable to insurance/reinsurance businesses with U.S. and non-U.S. operations, which may be retroactive and could have a significant effect on us including, among other things, by potentially increasing our tax rate, as well as on our shareholders;

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in the event we did not qualify for the insurance company exception to the passive foreign investment company (“PFIC”) rules and were therefore considered a PFIC, there could be material adverse tax consequences to an investor that is subject to U.S. federal income taxation;

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the Company or its foreign subsidiary becoming subject to U.S. federal income taxation;

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a failure of any of the loss limitations or exclusions we utilize in our insurance products to shield us from unanticipated financial losses or legal exposures, or other liabilities;

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losses from catastrophic events, such as natural disasters and terrorist acts, which substantially exceed our expectations and/or exceed the amount of reinsurance we have purchased to protect us from such events;

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potential effects on our business of emerging claim and coverage issues;

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the potential impact of internal or external fraud, operational errors, systems malfunctions or cyber security incidents;

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our ability to manage our growth effectively;

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failure to maintain effective internal controls in accordance with the Sarbanes-Oxley Act of 2002, as amended;

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changes in our financial condition, regulations or other factors that may restrict our subsidiaries’ ability to pay us dividends;

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an adverse result in any litigation or legal proceedings we are or may become subject to; and

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other risks and uncertainties discussed under “Risk Factors” and elsewhere in this prospectus.

Forward-looking statements speak only as of the date of this prospectus. Except as expressly required under federal securities laws and the rules and regulations of the SEC, we do not have any obligation, and do not undertake, to update any forward-looking statements to reflect events or circumstances arising after the date of this prospectus, whether as a result of new information or future events or otherwise. You should not place undue reliance on the forward-looking statements included in this prospectus or that may be made elsewhere from time to time by us, or on our behalf. All forward-looking statements attributable to us are expressly qualified by these cautionary statements.
For more information regarding these risks and uncertainties as well as certain additional risks that we face, you should review the discussion under “Risk Factors” in this prospectus, the documents incorporated by reference into this prospectus, including the discussion under “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Annual Report on Form 10-K and our subsequent Quarterly Reports on Form 10-Q, which are incorporated by reference herein, and the other information contained in this prospectus, as updated by our subsequent filings under the Exchange Act. We caution you not to place undue reliance on these forward-looking statements, which are current only as of the date of the document in which they are included.

SUMMARY
This summary provides an overview of selected information. Because this is only a summary, it may not contain all of the information that may be important to you in understanding the Domestication. You should carefully read this entire prospectus, including the section entitled “Risk Factors”, as well as the information incorporated by reference in this prospectus. See the section of this prospectus entitled “Where You Can Find More Information”. Unless the context otherwise requires, in this prospectus, the terms the “Company”, “James River”, “we”, “us” and “our” refer to James River Group Holdings, Ltd., and the terms “James River Bermuda” and “James River Delaware” refer to the Company prior to and after the effective time of the Domestication, respectively.
James River Group Holdings, Ltd.
We are currently a Bermuda holding company. We own and operate a group of specialty insurance companies. Our objective is to generate compelling returns on tangible equity, while limiting underwriting and investment volatility. We seek to accomplish this by earning profits from insurance underwriting and generating meaningful risk-adjusted investment returns, while managing our capital.
James River Group Holdings, Ltd.’s registered office in Bermuda is located at Clarendon House, 2 Church Street, Hamilton HM11, Bermuda, with a general telephone number of (441) 295-1422.
The Domestication
We intend to change our jurisdiction of incorporation from Bermuda to Delaware, and we refer to this change as the “Domestication”. We will effect the Domestication by filing in Delaware a certificate of corporate domestication and a certificate of incorporation, and by filing in Bermuda a notice of discontinuance and a copy of the instrument of continuance issued in the name of James River Delaware by the Secretary of State of the State of Delaware. The Domestication does not require shareholder approval. We anticipate that the Domestication will become effective on or around November 7, 2025, upon receipt of the certificate of discontinuance from the Bermuda Registrar of Companies, which we expect will provide that the effective time of the discontinuance of James River Bermuda under the Companies Act 1981 of Bermuda (the “Companies Act”) is the effective time of James River Delaware’s domestication and continuance in Delaware under Delaware law (we refer to the latest of these effective times as the “Effective Time”). See “Description of Capital Stock — Effective Time” below.
Comparison of Shareholder Rights
The Domestication will change our jurisdiction of incorporation from Bermuda to Delaware and, as a result, our organizational documents will change and will be governed by Delaware law rather than Bermuda law. There are differences between the governing corporate law of James River Bermuda and James River Delaware. For example, under Bermuda law, holders of an aggregate of not less than 20% in par value of a company’s issued share capital or any class thereof have the right to apply to the Supreme Court of Bermuda for an annulment of any amendment of the memorandum of association adopted by shareholders at any general meeting, other than an amendment that alters or reduces a company’s share capital as provided under Bermuda law. No similar right is available under Delaware law. Also, while class actions and derivative actions are generally not available to shareholders under Bermuda law, such actions are generally available under Delaware law. Additionally, there are differences between the new organizational documents of James River Delaware and the current organizational documents of James River Bermuda. For example, while our current bye-laws require approval of our shareholders to amend any provision of the bye-laws, the James River Delaware by-laws may generally be amended by the board of directors of James River Delaware, as permitted under the General Corporation Law of the State of Delaware (the “DGCL”).
We describe these and other changes under “Description of Capital Stock — Differences Between the Governing Corporate Law and Organizational Documents for James River Bermuda and James River Delaware” below. However, our consolidated business, operations, assets and liabilities, as well as our board of directors and executive officers, as well as our principal locations (other than our registered office in Bermuda) and fiscal year, will be the same upon completion of the Domestication as they are prior to the change.

Domestication Share Conversion
We are authorized to issue up to 200,000,000 common shares, $0.0002 par value per share (the “common shares”), as well as up to 20,000,000 preferred shares, $0.00125 par value per share, of which 165,000 shares have been designated Series A Perpetual Cumulative Convertible Preferred Shares (the “Series A Preferred Shares”). As of July 31, 2025, we had (i) 45,916,453 common shares issued and outstanding and (ii) 112,500 Series A Preferred Shares issued and outstanding.
In the Domestication, common shares of James River Bermuda (including fractions of common shares, as the case may be) that are issued and outstanding immediately prior to the Effective Time will automatically convert by operation of law into an equivalent number of shares of common stock, $0.0002 par value per share (the “common stock”) (or fractions of shares of common stock, as the case may be), of James River Delaware. Similarly, outstanding options and other rights to acquire James River Bermuda shares will become options or rights to acquire the corresponding shares of James River Delaware. It is not necessary for shareholders of James River Bermuda who currently hold share certificates to exchange their existing share certificates for certificates of James River Delaware. See “The Domestication — Domestication Share Conversion” below.
Reasons for the Domestication
Our board of directors believes, among other things, that the Domestication is expected to enhance the management and cost efficiency of the organization by simplifying the geographic footprint of our organizational structure. Following the Domestication, our holding company and our core business will be located in the United States, and we are not expected to have any operating business in Bermuda or any other non-U.S. jurisdiction. The Domestication is expected to provide internal operating efficiencies and related cost savings.
In addition, the Domestication is expected to result in benefits for our shareholders, including (i) simplified shareholder tax reporting and tax efficiency, (ii) enhanced shareholder ownership because some institutional investors are subject to constraints on owning stock of companies not incorporated in the United States, (iii) potential for increased common stock liquidity due in part to the potentially enhanced shareholder ownership described above and (iv) that becoming a Delaware corporation is expected to result in us being subject to a body of law that is likely more familiar to our shareholders and potential investors.
Risk Factors
An investment in the common stock of James River Delaware will involve risks. Please review the section titled “Risk Factors” beginning on page 5 of this prospectus. In addition, we encourage you to review the section entitled “Risk Factors” in our most recent Annual Report on Form 10-K for the fiscal year ended December 31, 2024, as amended. See “Where You Can Find More Information” for information about where you can find our Annual Report and other relevant documents.
Material U.S. Federal Income Tax Consequences of the Domestication
See “Material U.S. Federal Income Tax Consequences of the Domestication” for more information.
No Vote or Dissenters’ Rights of Appraisal in the Domestication
Under Bermuda and Delaware law and our current bye-laws, shareholder approval is not required to effect the Domestication. Shareholders also do not have statutory dissenters’ rights of appraisal or any other appraisal rights with respect to the Domestication. See “The Domestication — No Vote or Dissenters’ Rights of Appraisal in the Domestication.”

RISK FACTORS
Any investment in our securities involves a high degree of risk, including the risks described below. In addition, you should carefully consider, among other things, the matters discussed under “Risk Factors” in our Annual Report on Form 10-K for our fiscal year ended December 31, 2024, as amended, as well as the other information incorporated by reference in this prospectus. The risks and uncertainties described below and in our Annual Report are not the only risks and uncertainties we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also impair our business operations. If any of the following risks actually occur, our business, financial condition and results of operations could suffer. As a result, the trading price of our shares could decline, perhaps significantly, and you could lose all or part of your investment. The risks discussed below also include forward-looking statements and our actual results may differ substantially from those discussed in these forward-looking statements. See “Cautionary Note Regarding Forward-Looking Statements”.
RISKS RELATING TO THE CHANGE IN OUR PLACE OF INCORPORATION
Currently, your rights as a shareholder of James River arise under Bermuda law as well as our existing Bermuda memorandum of association and bye-laws. Upon effectiveness of the Domestication, your rights as a shareholder of James River will arise under Delaware law as well as our new Delaware certificate of incorporation and by-laws.
Upon effectiveness of the Domestication, the rights of stockholders of James River Delaware will arise under the new certificate of incorporation and by-laws of James River Delaware as well as Delaware law. Those new organizational documents and Delaware law contain provisions that differ in some respects from those in our current organizational documents and Bermuda law and, therefore, some of your rights as a stockholder of James River Delaware will differ from the rights you currently possess as a shareholder of James River Bermuda. For example, under Bermuda law, holders of an aggregate of not less than 20% in par value of a company’s issued share capital or any class thereof have the right to apply to the Supreme Court of Bermuda for an annulment of any amendment of the memorandum of association adopted by shareholders at any general meeting, other than an amendment that alters or reduces a company’s share capital as provided under Bermuda law. No similar right is available under Delaware law. Also, while class actions and derivative actions are generally not available to shareholders under Bermuda law, such actions are generally available under Delaware law. This change could increase the likelihood that we become involved in costly litigation, which could harm our business. Additionally, there are differences between the new organizational documents of James River Delaware and the current organizational documents of James River Bermuda. For example, while our current bye-laws require approval of our board and shareholders to amend any provision of the bye-laws, the James River Delaware by-laws may generally be amended by the board of directors of James River Delaware, as permitted under the DGCL.
For a summary description of your rights as a stockholder of James River Delaware and how they differ or may differ from your rights as a shareholder of James River Bermuda, please see “Description of Capital Stock — Differences Between the Governing Corporate Law and Organizational Documents for James River Bermuda and James River Delaware” in this prospectus. Forms of the new certificate of incorporation and by-laws of James River Delaware are attached, respectively, as Appendix A and Appendix B to this prospectus, and we urge you to read them as well.
Our Corporate Effective Tax Rate may increase as a result of the Domestication.
Following the Domestication, James River Delaware will be subject to U.S. tax on its income and capital gains and the combined effective tax rate with respect to us and our direct and indirect subsidiaries (the “Effective Tax Rate”) may change significantly, which could materially impact our financial results, including our earnings and cash flow, and reduce the amount of cash available for dividends for periods after the Domestication. The Effective Tax Rate, which fluctuates significantly from period to period, is based upon the application of currently applicable income tax laws and regulations, as well as current judicial and administrative interpretations of these income tax laws and regulations, in various jurisdictions, including many other than the jurisdiction where we are organized and domiciled.

The highest statutory corporate tax rate for U.S. federal income tax purposes is currently 21%. The Effective Tax Rate for purposes of financial reporting may, however, vary significantly from the statutory rates under which we operate (including the U.S. statutory rate that would apply after the Domestication) because of, among other things, temporary differences that impact the timing in the recognition of income and expense for U.S. GAAP and tax purposes. We are unable to predict with certainty the impact of the Domestication on the Effective Tax Rate going forward. In addition, the tax laws of the United States and other jurisdictions could change in the future, and those changes could cause a material increase in our effective tax rate at a later date as well.
Certain holders of JR Bermuda Stock may be required to recognize gain for U.S. federal income tax purposes as a result of the Domestication.
As discussed more fully in “Material U.S. Federal Income Tax Consequences of the Domestication” below, it is expected that the Domestication will constitute a reorganization within the meaning of Section 368(a)(1)(F) of the Internal Revenue Code of 1986, as amended (the “Code”) (an “F Reorganization”). Assuming that the Domestication so qualifies, United States Holders (as defined in such section) of JR Bermuda Stock (as defined in such section) will be subject to Section 367(b) of the Code and, as a result:
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Subject to the discussion below concerning the application of the PFIC rules to the Domestication, a United States Holder of JR Bermuda Stock whose stock has a fair market value of less than $50,000 on the date of the Domestication and who does not actually and/or constructively own (i) 10% or more of the total combined voting power of all classes of James River Bermuda shares entitled to vote or (ii) 10% or more of the total value of all classes of James River Bermuda shares will not recognize any gain or loss and will not be required to include any part of James River Bermuda’s earnings in income.

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Subject to the discussion below concerning the application of the PFIC rules to the Domestication, a United States Holder of JR Bermuda Stock whose ordinary shares have a fair market value of $50,000 or more, but who does not actually and/or constructively own (i) 10% or more of the total combined voting power of all classes of James River Bermuda shares entitled to vote or (ii) 10% or more of the total value of all classes of James River Bermuda shares will generally recognize gain (but not loss) on the deemed receipt of JR Stock (as defined in “Material U.S. Federal Income Tax Consequences of the Domestication” below) in the Domestication. As an alternative to recognizing gain as a result of the Domestication, such United States Holder may file an election to include in income, as a dividend, the “all earnings and profits amount” (as defined in the regulations of the United States Treasury (the “Treasury Regulations”) under Section 367) attributable to its JR Bermuda Stock provided certain other requirements are satisfied.

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Subject to the discussion below concerning the application of the PFIC rules to the Domestication, a United States Holder of JR Bermuda Stock who on the date of the Domestication actually and/or constructively owns (i) 10% or more of the total combined voting power of all classes of James River Bermuda shares entitled to vote or (ii) 10% or more of the total value of all classes of James River Bermuda shares (a “10% Shareholder”) will generally be required to include in income, as a dividend, the “all earnings and profits amount” (as defined in the Treasury Regulations under Section 367) attributable to its James River Bermuda shares provided certain other requirements are satisfied.

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As discussed further under “Material U.S. Federal Income Tax Consequences of the Domestication” below, James River Bermuda believes that it is not and has not been a PFIC for U.S. federal income tax purposes. In the event that James River Bermuda is (or in some cases has been) treated as a PFIC, notwithstanding the foregoing, proposed Treasury Regulations under Section 1291(f) of the Code (which have a retroactive effective date), if finalized in their current form, generally would require a United States Holder to recognize gain as a result of the Domestication unless the United States Holder makes (or has made) certain elections discussed further under “Material U.S. Federal Income Tax Consequences of the Domestication.” The tax on any such gain would be imposed at the rate applicable to ordinary income and an interest charge would apply based on a complex set of rules. It is difficult to predict whether such proposed regulations will be finalized and whether, in what form, and with what effective date, other final Treasury Regulations under Section 1291(f) of the Code will be adopted. For a more complete discussion of the potential application of the PFIC rules to United States Holders as a result of the Domestication, see “Material U.S. Federal Income Tax Consequences of the Domestication.” Each United States Holder of JR Bermuda Stock is urged to consult its own tax advisor concerning the application of the PFIC rules to the exchange of JR Bermuda Stock for JR Stock pursuant to the Domestication.
The tax consequences of the Domestication are complex and will depend on a holder’s particular circumstances. All holders are strongly urged to consult their tax advisor for a full description and understanding of the tax consequences of the Domestication, including the applicability and effect of U.S. federal, state, local and foreign income and other tax laws. For a complete discussion of the material U.S. federal income tax consequences of the Domestication, see “Material U.S. Federal Income Tax Consequences of the Domestication” below.

THE DOMESTICATION
General
James River Bermuda will effect the Domestication by filing a certificate of corporate domestication along with the new certificate of incorporation with the Secretary of State of the State of Delaware and a corresponding document, known as a notice of discontinuance, with the Bermuda Registrar of Companies. The Domestication does not require the approval of any shareholders of James River Bermuda. Under Bermuda and Delaware law, the domestication of James River Bermuda in Delaware is deemed effective upon the filing (or later effectiveness) of the certificate of corporate domestication and the certificate of incorporation with the Secretary of State of the State of Delaware. In addition, James River Delaware must file with the Bermuda Registrar of Companies a copy of the instrument of continuance issued in the name of James River Delaware within 30 days of the date of its issue by the Secretary of State of the State of Delaware. Upon making this filing in Bermuda, the Bermuda Registrar of Companies will issue a certificate of discontinuance and, at that time, we shall cease to be registered as a company in Bermuda. We intend to file a copy of the instrument of continuance issued in the name of James River Delaware with the Bermuda Registrar of Companies on the same day it is issued by the Secretary of State of the State of Delaware.
In connection with the Domestication, James River Delaware will adopt new by-laws, which, together with the new certificate of incorporation filed in Delaware, will be the organizational documents of James River Delaware after the Domestication. Forms of the new certificate of incorporation and by-laws of James River Delaware are attached, respectively, as Appendix A and Appendix B to this prospectus.
Background and Reasons for the Domestication
James River Group Holdings, Ltd. owns and operates a group of specialty insurance companies focused on underwriting small and middle market casualty risks within the U.S. excess and surplus (“E&S”) lines market. For the year ended December 31, 2024, approximately 76.2% of our gross written premiums and 88.7% of our net written premiums from continuing operations originated from the E&S lines market, which we believe puts us among the top three publicly traded insurers as ranked by highest concentrations of E&S risk. Substantially all of our business is casualty insurance, and for the year ended December 31, 2024, 96.3% of our gross written premiums from continuing operations were derived from casualty insurance. Our objective is to generate compelling returns on tangible equity, while limiting underwriting and investment volatility. We seek to accomplish this by earning profits from insurance underwriting and generating meaningful risk-adjusted investment returns, while managing our capital.
James River Group Holdings, Ltd. was incorporated in Bermuda on May 30, 2007. In 2002, a group of experienced insurance executives created James River Group, Inc. (“James River Group”). James River Group was listed on the Nasdaq (symbol: JRVR) in 2005. James River Group had two insurance company subsidiaries, James River Insurance Company and Stonewood Insurance Company. Both of these subsidiaries as well as James River Group remain subsidiaries of ours. In 2007, a group of investors acquired James River Group, at which point it ceased trading as a public company. Simultaneously, the investors and management founded and capitalized JRG Reinsurance Company Ltd. (“JRG Re”) to begin providing reinsurance to third parties and our U.S.-based insurance subsidiaries. In December 2014, we completed an initial public offering of our common shares (the “IPO”). Institutional investors sold all of the common shares in the IPO. Neither the Company nor any of its management or other shareholders sold shares in the IPO. James River Group Holdings, Ltd.’s registered office in Bermuda is located at Clarendon House, 2 Church Street, Hamilton HM11, Bermuda, with a general telephone number of (441) 295-1422. We maintain a public website at https://jrvrgroup.com. The information contained on or connected to our website and social media sites is not a part of this prospectus, and you should not rely on any such information.
Since our incorporation and the formation of our Bermuda reinsurer, JRG Re, in 2007, we have maintained a Bermuda corporate existence. From time to time, we have evaluated whether changing our jurisdiction of incorporation from Bermuda to the United States would be beneficial to the Company and our shareholders. However, we determined previously that changing our jurisdiction of incorporation presented downsides that likely outweighed the benefits of such a transaction.

Reasons for the Domestication
For the last several years, the Company has continued to review the benefits of remaining an exempted company limited by shares in Bermuda. As a result of the Company no longer having operating subsidiaries outside the United States, potential cost savings and recent and proposed changes in global tax laws, our management and the board of directors concluded that, taking into consideration all financial, legal and tax considerations, the benefits of changing our jurisdiction of incorporation now outweigh the downsides. After consideration, we determined to change our jurisdiction of incorporation from Bermuda to Delaware (U.S.), which for many years has been a leader in adopting, implementing and interpreting comprehensive and flexible corporate laws that are responsive to the evolving needs of business entities and shareholders. Delaware is also a leading jurisdiction for domicile of U.S. public companies and has a body of law likely more familiar to our shareholders and potential investors.
Our board of directors believes, among other things, that the Domestication is expected to enhance the management and cost efficiency of the organization by simplifying the geographic footprint of our organizational structure. Following the Domestication, our holding company and our core business will be located in the United States, and we are not expected to have any operating business in Bermuda or any other non-U.S. jurisdiction. The Domestication is expected to provide internal operating efficiencies and related cost savings.
In addition, the Domestication is expected to result in benefits for our shareholders, including (i) simplified shareholder tax reporting and tax efficiency, (ii) enhanced shareholder ownership because some institutional investors are subject to constraints on owning stock of companies not incorporated in the United States, (iii) potential for increased common stock liquidity due in part to the potentially enhanced shareholder ownership described above and (iv) that becoming a Delaware corporation is expected to result in us being subject to a body of law that is likely more familiar to our shareholders and potential investors.
In addition, we plan to dissolve our subsidiary in the United Kingdom. The dissolution is expected to provide further cost savings through the elimination of the financial statement audit fees, tax filing services and legal costs associated with maintaining a UK corporation. We have no business lines operating or conducting sales activities in the UK, and therefore have no continuing business need for a UK subsidiary.
Effects of the Domestication
The Companies Act permits a Bermuda exempted company limited by shares to discontinue from Bermuda and continue in an appointed jurisdiction (which includes Delaware) as if it had been incorporated under the laws of that other jurisdiction. The Companies Act and our current bye-laws authorize our board of directors to discontinue James River Bermuda to a jurisdiction outside of Bermuda (in this case, Delaware) without a shareholder vote. Consequently, we are not asking for your vote or soliciting proxies with respect to the Domestication.
Section 388 of the DGCL provides that an entity organized in a country outside the United States may become domesticated as a corporation in Delaware by filing in Delaware a certificate of incorporation and a certificate of corporate domestication stating, among other things, that the domestication and the certificate of incorporation have been approved as provided in the organizational documents of the non-U.S. entity. Section 388 does not provide any separate approval requirements for a domestication. The DGCL also does not provide shareholders with statutory dissenters’ rights of appraisal in connection with a domestication under Section 388.
Under Section 132I of the Companies Act, our discontinuance from Bermuda and continuance in Delaware will not be deemed to operate to create a new legal entity or prejudice or affect our continuity as an existing corporation. Similarly, Section 388 of the DGCL provides that, upon domesticating in Delaware:
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James River Delaware shall be deemed to be the same entity as James River Bermuda, and the domestication shall constitute a continuation of the existence of James River Bermuda in the form of James River Delaware;

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all rights, privileges and powers, as well as all property, of James River Bermuda shall remain vested in James River Delaware;

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all debts, liabilities and duties of James River Bermuda shall remain attached to James River Delaware and shall be enforceable against James River Delaware to the same extent as if originally incurred by it; and

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the domestication shall not be deemed a dissolution of James River Bermuda.

No Change in Business, Operations, Fiscal Year or Employee Plans
The Domestication will effect a change in our jurisdiction of incorporation, and other changes of a legal nature, including changes in our organizational documents, which are described in this prospectus. Our consolidated business, operations, assets and liabilities, as well as our principal locations (other than our registered office in Bermuda) and fiscal year, will be the same upon effectiveness of the Domestication as they are immediately prior to the change.
Upon effectiveness of the Domestication, all of our obligations will continue as outstanding and enforceable obligations of James River Delaware.
All James River Bermuda employee benefit plans and agreements will be continued by James River Delaware. We expect to amend any and all of our share-based benefit plans in accordance with their terms as may be necessary to provide that James River Delaware common stock will be issued upon the exercise of any options or the payment of any other share-based awards granted under the plans, and otherwise to reflect appropriately the substitution of James River Delaware common stock for James River Bermuda common shares in connection with the plans, following the Domestication.
No Change in Management or our Board of Directors
Our executive officers immediately prior to the Domestication will be the executive officers of James River Delaware upon effectiveness of the Domestication. Our current executive officers are Frank N. D’Orazio (Chief Executive Officer), Sarah C. Doran (Chief Financial Officer), Todd R. Sutherland (President of James River Insurance Company and our other subsidiaries in our excess and surplus lines insurance business), William K. Bowman (President and Chief Executive Officer of Falls Lake National Insurance Company and our other subsidiaries in our specialty admitted insurance business), Michael J. Hoffmann (Group Chief Underwriting Officer) and Jeanette L. Miller (Chief Legal Officer).
Our board of directors immediately prior to the Domestication will continue as the board of directors of James River Delaware following the Domestication. Our current board of directors is comprised of Matthew B. Botein, Thomas L. Brown, Joel D. Cavaness, Frank N. D’Orazio, Kirstin M. Gould, Dennis J. Langwell, Christine LaSala and Peter B. Migliorato.
In addition, neither the members nor the chairpersons of our Audit Committee, Compensation and Human Capital Committee, Nominating and Governance Committee or our Investment Commitee immediately prior to the Domestication will change upon effectiveness of the Domestication.
Domestication Share Conversion
In the Domestication, our common shares (including fractions of common shares, as the case may be) issued and outstanding immediately prior to the Effective Time will automatically convert by operation of law into an equivalent number of shares of common stock (or fractions of shares of common stock, as the case may be) of James River Delaware. Consequently, upon effectiveness of the Domestication, each holder of a James River Bermuda common share will instead hold a share of James River Delaware common stock representing the same proportional equity interest in James River Delaware as that shareholder held in James River Bermuda and representing the same class of shares. The number of shares of James River Delaware common stock issued and outstanding immediately after the Domestication will be the same as the number of common shares of James River Bermuda issued and outstanding immediately prior to the Domestication.
James River Delaware will not issue new stock certificates to James River Bermuda stockholders who currently hold any of our share certificates. A shareholder who holds any of our share certificates will receive a new stock certificate only upon any future transaction in James River Delaware common stock that requires the transfer agent to issue stock certificates in exchange for existing share certificates. It is not necessary for shareholders of James River Bermuda to exchange their existing share certificates for certificates of James River Delaware. Until surrendered and exchanged, each certificate evidencing James River Bermuda common shares immediately prior to the Effective Time will be deemed for all purposes of the Company to evidence the identical number of shares of James River Delaware common stock. Holders of uncertificated common shares of James River Bermuda immediately prior to the Effective Time will continue as holders of uncertificated common stock of James River Delaware upon effectiveness of the Domestication.
Similarly, outstanding stock options, stock appreciation rights, restricted stock units, performance-based restricted stock units, restricted stock awards, profits interest participation rights, including performance-based restricted participation units and stock performance-based restricted participation units, or other equity-based awards (collectively, the “Awards”) in respect of James River Bermuda common shares will become Awards in respect of common stock of James River Delaware. James River Delaware will not issue new Awards in respect of James River Delaware common stock until such future transaction that requires the issuance of Awards in respect of James River Delaware common stock in exchange for existing Awards in respect of James River Bermuda common shares. Until surrendered and exchanged, each Award in respect of James River Bermuda common shares will be deemed for all purposes of the Company to evidence an Award in respect of the identical number of shares of James River Delaware common stock.
Comparison of Shareholder Rights
Upon effectiveness of the Domestication, the rights of stockholders of James River Delaware will arise under the new certificate of incorporation and by-laws of James River Delaware as well as Delaware law. Those organizational documents and Delaware law contain provisions that differ in some respects from those in our current organizational documents and Bermuda law and, therefore, some of your rights as a stockholder of James River Delaware will differ from the rights you currently possess as a shareholder of James River Bermuda.
For example, under Bermuda law, holders of an aggregate of not less than 20% in par value of a company’s issued share capital have the right to apply to the Supreme Court of Bermuda for an annulment of any amendment of the memorandum of association adopted by shareholders at any general meeting, other than an amendment that alters or reduces a company’s share capital as provided in the Companies Act. No similar right is available under Delaware law. Also, while class actions and derivative actions are generally not available to shareholders under Bermuda law, such actions are generally available under Delaware law. Additionally, there are differences between the new organizational documents of James River Delaware and the current organizational documents of James River Bermuda. For example, while our current bye-laws require approval of our shareholders to amend any provision of the bye-laws, the James River Delaware by-laws may generally be amended by the board of directors of James River Delaware, as permitted under the DGCL. For a summary description of your rights as a stockholder of James River Delaware and how they differ or may differ from your rights as a shareholder of James River Bermuda, please see “Description of Capital Stock — Differences Between the Governing Corporate Law and Organizational Documents for James River Bermuda and James River Delaware” in this prospectus.
No Vote or Dissenters’ Rights of Appraisal in the Domestication
Under the Companies Act and our current bye-laws, shareholder approval is not required to effect the Domestication. Shareholders also do not have statutory dissenters’ rights of appraisal or any other appraisal rights with respect to the Domestication. Nor does Delaware law provide for any such rights. We are not asking you for a proxy and you are requested not to send us a proxy. No shareholder action is required to effect the Domestication.

DESCRIPTION OF CAPITAL STOCK
The following description of the James River Delaware capital stock reflects our capital stock as it will exist upon completion of the Domestication, as governed by our new certificate of incorporation and by-laws and by Delaware law. This description is a summary. We urge you to read the forms of the new certificate of incorporation and by-laws of James River Delaware in their entirety, which are attached, respectively, as Appendix A and Appendix B to this prospectus.
General
We currently are an exempted company limited by shares incorporated under the laws of Bermuda and are registered with the Registrar of Companies in Bermuda under registration number 40141. We were incorporated on May 30, 2007.
Authorized Share Capital
Until the Effective Time, James River will not have any Delaware share capital and will not exist as a Delaware entity. Upon effectiveness of the Domestication, James River Delaware’s authorized share capital will consist of 200,000,000 shares of common stock, par value $0.0002 per share (the “common stock”), and 20,000,000 preferred shares, par value $0.00125 per share, of which 165,000 shares have been designated Series A Preferred Shares. We had 112,500 Series A Preferred Shares issued and outstanding as of July 31, 2025. The amount of authorized share capital of James River Delaware will be the same as that of James River Bermuda prior to the Domestication.
Common Stock
As of July 31, 2025, we had 45,916,453 common shares issued and outstanding. Common shares have no pre-emptive rights or other rights to subscribe for additional shares, and no rights of redemption, conversion or exchange. Under certain circumstances and subject to the provisions of Bermuda law and our bye-laws, we may be required to make an offer to repurchase shares held by members. Upon effectiveness of the Domestication, common shares of James River Bermuda (including fractions of common shares, as the case may be) issued and outstanding immediately prior to the Effective Time will automatically convert by operation of law into an equivalent number of shares of common stock (or fractions of shares of common stock, as the case may be) of James River Delaware.
As of June 30, 2025, James River had remaining approximately 599,695 and 50,410 shares of common stock reserved under the 2014 Long Term Incentive Plan, as amended and the 2014 Non-Employee Director Incentive Plan, as amended, respectively (collectively, the “Plans”), and 13,521,634 shares of common stock reserved for issuance upon conversion of the Series A Preferred Shares, subject to increase in accordance with the terms of the Plans.
James River Delaware’s common stock will carry the following rights:
•
Voting.   Each share of James River Delaware common stock will entitle its holder to one vote per share. The members of James River Delaware’s board of directors will be periodically elected by the common stockholders. Generally, in matters other than the election of directors, all matters to be voted on by common stockholders will be decided by the majority of votes cast at a regular or special meeting. For purposes of the James River Delaware by-laws, (i) a “majority of the votes cast” means that the number of votes “for” a proposal or director must exceed the number of votes “against” that proposal or director and (ii) “votes cast” includes only votes cast by shares represented in person or by proxy at the meeting and entitled to vote on the proposal or election of directors, and excludes abstentions. Please see “— Board of Directors” for additional information concerning the election of directors.

•
Dividends and distributions.   The holders of James River Delaware common stock will have the right to receive dividends and distributions, whether payable in cash or otherwise, as may be declared from time to time by its board of directors, from legally available funds. The declaration of any dividends and, if declared, the amount of any such dividend, will be subject to the actual future earnings, cash flow and capital requirements of our Company, to the amount of distributions to us from our subsidiaries and to the discretion of our board of directors.
•
Liquidation, dissolution or winding-up.   In the event of the liquidation, dissolution or winding-up of James River Delaware, holders of its common stock will be entitled to share equally in the assets available for distribution after payment of all creditors and the liquidation preferences of its preferred stock (if any).

•
Redemption, conversion or preemptive rights.   Holders of James River Delaware common stock have no redemption rights, conversion rights or preemptive rights to purchase or subscribe for James River Delaware securities.

•
Other provisions.   There will be no redemption provisions or sinking fund provisions applicable to the common stock of James River Delaware.

The rights, preferences, and privileges of the holders of the James River Delaware common stock will be subject to, and may be adversely affected by, the rights of the holders of any series of preferred stock of James River Delaware that may be issued in the future.
Preferred Stock
James River Bermuda has 20,000,000 authorized preferred shares and, as of July 31, 2025, had 112,500 Series A Preferred Shares issued and outstanding. Upon effectiveness of the Domestication, we will have authorized an equal number of shares of preferred stock of James River Delaware. Under the James River Delaware certificate of incorporation and by-laws, our board of directors by resolution may establish one or more series of preferred shares having such number of shares, designations, dividend rates, relative voting rights, conversion or exchange rights, redemption rights, liquidation rights and other relative participation, optional or other special rights, qualifications, limitations or restrictions as may be fixed by the board of directors without any further shareholder approval. Any issuance of shares of preferred stock could adversely affect the voting power of holders of common stock and the likelihood that such holders would receive dividend payments and payments on liquidation. In addition, the issuance of shares of preferred stock, could have the effect of delaying, deterring or preventing a change of control or other corporate action discouraging an attempt to obtain control of the Company.
Series A Preferred Shares
On March 1, 2022, we adopted a certificate of designations, which was amended and restated in its entirety on November 11, 2024 by the Amended and Restated Certificate of Designations (the “A&R Certificate of Designations”). The A&R Certificate of Designations establishes the voting powers, designations, preferences and relative, participating, optional or other special rights, and the qualifications, limitations and restrictions of the shares of our Series A Preferred Shares, which are described in more detail below.
Holders of the Series A Preferred Shares are entitled to vote with the holders of the common shares on an as-converted basis. Holders of the Series A Preferred Shares are entitled to a separate class vote with respect to amendments to the Company’s organizational documents that have an adverse effect on the Series A Preferred Shares, authorizations or issuances by the Company of securities that are senior to or pari passu with the Series A Preferred Shares, increases or decreases in the number of authorized Series A Preferred Shares, or the issuance of any additional Series A Preferred Shares other than in payment of Dividends on the outstanding Series A Preferred Shares.
In no event will the Series A Preferred Shares held by the GPC Partners Investments (Thames) LP, its successors and its affiliated transferees together with any common shares received on conversion of Series A Preferred Shares or as Dividends with respect to Series A Preferred Shares, be entitled to vote in excess of 9.9% of the aggregate voting power of the then-outstanding common shares on an as converted basis or of our outstanding voting securities. Upon a transfer of Series A Preferred Shares to an unaffiliated third party, the voting limitation will cease to apply unless the third-party transferee affirmatively elects to be limited in the same manner as the transferor.

Designation of Series A Preferred Stock
The Series A Preferred Shares rank senior to our common shares with respect to dividend rights and rights on the distribution of assets on any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company. Upon any liquidation, dissolution or winding up of the affairs of the Company, the holders of Series A Preferred Shares will receive the greater of the liquidation preference (the “Liquidation Preference”) plus accrued and unpaid dividends (“Accrued Dividends”), or the amount they would have received if they had converted all of their Series A Preferred Shares to common shares immediately before such liquidation, dissolution or winding up.
Until October 1, 2029, holders of the Series A Preferred Shares will be entitled to a dividend (the “Dividend”) at a rate of 7.0% per annum of the Liquidation Preference, payable in cash, in-kind in common shares or in Series A Preferred Shares, at the Company’s election. On October 1, 2029, and each five-year anniversary thereafter, the Dividend rate will reset to a rate equal to the five-year U.S. treasury rate plus 5.2%, up to a maximum Dividend rate of 8.0%. Dividends accrue quarterly and are payable on March 31, June 30, September 30 and December 31 of each year.
Pursuant to the A&R Certificate of Designations, each holder of Series A Preferred Shares has the right, at such holder’s option, subject to certain conversion procedures, to convert each of such holder’s Series A Preferred Shares at any time into (i) the number of common shares equal to the quotient of (A) the sum of the Liquidation Preference and the Accrued Dividends with respect to a Series A Preferred Share to be converted divided by (B) the conversion price as of the applicable date of conversion plus (ii) cash in lieu of fractional shares; provided that, unless and until the Company obtains the shareholder approval required by Nasdaq Listing Standard Rule 5635 with respect to the issuance of common shares upon conversion of the Series A Preferred Shares in excess of the limitations imposed by such rule, if such rule is applicable, no common shares will be issued or delivered upon conversion of any Series A Preferred Share, and no Series A Preferred Share will be convertible, in each case to the extent, and only to the extent, that such issuance, delivery, conversion or convertibility would result in the holders of the Series A Preferred Shares in the aggregate beneficially owning in excess of nineteen and nine-tenths percent (19.9%) of the number of common shares then outstanding or the total voting power of the Company’s then-outstanding voting securities.
Delaware Anti-Takeover Laws and the James River Delaware Certificate of Incorporation and By-laws
The James River Delaware certificate of incorporation and by-laws will contain provisions that may prevent or discourage a third party from acquiring James River Delaware, even if the acquisition would be beneficial to its stockholders. Upon effectiveness of the Domestication, the board of directors of James River Delaware also will have the authority to fix the rights and preferences of shares of the preferred stock of James River Delaware and to issue such shares without a stockholder vote.
Upon effectiveness of the Domestication, James River Delaware will also be subject to Section 203 of the DGCL. Section 203 prohibits James River Delaware from engaging in any “business combination” with an “interested stockholder” (as such terms are defined in Section 203) for a period of three years subsequent to the date on which the stockholder became an interested stockholder unless:
•
prior to the date on which the stockholder became an interested stockholder, the corporation’s board of directors approve either the business combination or the transaction in which the stockholder became an interested stockholder;

•
upon completion of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owns at least 85% of the outstanding voting stock (with certain exclusions); or

•
the business combination is approved by the corporation’s board of directors and authorized by a vote (and not by written consent) of at least 66 2/3 % of the outstanding voting stock of the corporation not owned by the interested stockholder.

For purposes of Section 203, an “interested stockholder” generally includes any person owning 15% or more of the outstanding voting stock of the corporation and any person associated with or controlling or controlled by or under common control with such person.

A “business combination” generally includes mergers, asset sales and other transactions resulting in financial benefit to an interested stockholder. Section 203 could prohibit or delay mergers or other takeover or change of control attempts with respect to us and, accordingly, may discourage attempts that might result in a premium over the market price for the shares held by stockholders.
Such provisions may have the effect of deterring hostile takeovers or delaying changes in control of management of James River Delaware. No such similar provision is applicable to James River Bermuda.
Board of Directors
Under Bermuda law, the number of directors is fixed by the bye-laws, and any changes to such number must be approved by the board of directors and/or the shareholders in accordance with the Company’s bye-laws. Our current bye-laws provide that the board of directors shall consist of such number of directors being not less than 5 directors and not more than 15 directors, as the board of directors may from time to time determine.
Under Delaware law, the number of board members is fixed by the by-laws, unless the certificate of incorporation fixes the number of directors, in which case a change in the number may be made only by amendment of the certificate of incorporation. Directors need not be stockholders unless so required by the certificate of incorporation or by-laws. The James River Delaware by-laws will provide that the number of directors shall not be less than five (5) and not more than fifteen (15) members, and shall be fixed from time to time by the board of directors. Upon effectiveness of the Domestication, James River Delaware’s board of directors is expected to have eight members.
Additionally, consistent with our current bye-laws, the by-laws of James River Delaware will provide that any stockholder of record entitled to vote generally may nominate one or more persons for election as directors at an annual meeting (but not a special meeting) only if written notice of such stockholder’s intent to make such nomination(s) has been received by the Secretary of the Company, generally, not less than 90 nor more than 120 days prior to the first anniversary of the preceding year’s annual meeting. Under both the bye-laws of James River Bermuda and the by-laws of James River Delaware, directors are elected by a majority of votes cast at our annual meeting. However, if the number of persons validly proposed for re-election or election as a director exceeds the number of positions available for the election of directors, then the persons receiving the most votes (up to the number of directors to be elected) shall be elected as directors, and an absolute majority of the votes cast shall not be a prerequisite to the election of such directors. Under both the bye-laws of James River Bermunda and the by-laws of James River Delaware, a “majority of the votes cast” means that the number of votes “for” a director must exceed the number of votes “against” that director.
Differences Between the Governing Corporate Law and Organizational Documents for James River Bermuda and James River Delaware
The rights of our current shareholders are governed by the laws of Bermuda and our existing memorandum of association and bye-laws. Upon effectiveness of the Domestication, we will be incorporated in Delaware and will no longer be incorporated in Bermuda or subject to the Companies Act, except as is provided by the provisions thereof. As a result, the rights of stockholders of James River Delaware will be governed by Delaware law as well as the new James River Delaware certificate of incorporation and by-laws, attached to this prospectus as Appendix A and Appendix B, respectively.
Some of your rights as a stockholder of James River Delaware will differ from the rights you currently possess as a shareholder of James River Bermuda. The following description summarizes certain key differences between the rights our shareholders currently possess under Bermuda law and the James River Bermuda memorandum of association and bye-laws, as compared with the rights our stockholders will possess under Delaware law and the new James River Delaware certificate of incorporation and by-laws as in effect upon completion of the Domestication.
Duties of Directors
The Companies Act authorizes the directors of a company, subject to its bye-laws, to exercise all powers of the company except those that are required by the Companies Act or the company’s bye-laws to be exercised by the shareholders of the company. In accordance with Bermuda common law, members of a board of directors owe a fiduciary duty to the company to act in good faith in their dealings with or on behalf of the company and exercise their powers and fulfill the duties of their office honestly. This duty includes the following essential elements:
(1)
a duty to act in good faith in the best interests of the company;

(2)
a duty not to make a personal profit from opportunities that arise from the office of director;

(3)
a duty to avoid situations in which there is an actual or potential conflict between a personal interest or the duties owed; and

(4)
a duty to exercise powers for the purpose for which such powers were intended.

The Companies Act imposes a duty on directors and officers of a Bermuda company:
(1)
to act honestly and in good faith with a view to the best interests of the company; and

(2)
to exercise the care, diligence and skill that a reasonably prudent person would exercise in comparable circumstances.

The Companies Act also imposes various duties on directors and officers of a company with respect to certain matters of management and administration of such company.
Under Bermuda law, directors and officers generally owe fiduciary duties to the company itself, not to the company’s individual shareholders or members, creditors, or any class of shareholders, members or creditors. Our shareholders may not have a direct cause of action against our directors.
Under Delaware law, the business and affairs of a company are managed by or under the direction of its board of directors. In exercising their powers, directors are charged with a fiduciary duty of care to protect the interests of the company and a fiduciary duty of loyalty to act in the best interests of its stockholders and the company. The duty of care requires that a director act in good faith, with the care that an ordinarily prudent person would exercise under similar circumstances. Under this duty, a director must inform himself or herself of, and disclose to stockholders, all material information reasonably available regarding a significant transaction. The duty of loyalty requires that a director act in a manner he or she reasonably believes to be in the best interests of the company. He or she must not use his or her corporate position for personal gain or advantage. This duty prohibits self-dealing by a director and mandates that the best interests of the company and its stockholders take precedence over any interest possessed by a director, officer or controlling stockholder and not shared by the stockholders generally. In general, actions of a director are presumed to have been made on an informed basis, in good faith and in the honest belief that the action taken was in the best interests of the company. However, this presumption may be rebutted by evidence of a breach of one of the fiduciary duties. Should such evidence be presented concerning a transaction by a director, a director must prove the procedural fairness of the transaction, and that the transaction was of fair value to the company.
Interested Directors
Bermuda law provides that a transaction entered into by us in which a director has an interest will not be voidable by us and such director will not be liable to us for any profit realized pursuant to such transaction as a result of such interest, provided that the nature of the interest is disclosed at the first opportunity, either at a meeting of directors or in writing to the directors. While we are not aware of any Bermuda case law on the meaning of “first opportunity,” a Bermuda court will likely employ a practical interpretation of those words.
The James River Bermuda bye-laws require directors to recuse themselves from any board meeting at which a contract or arrangement is to be considered in which the director is directly or indirectly interested and such director may not be counted in the quorum for such meeting.
Under Delaware law, such transaction would not be void or voidable solely because it involves an interested director if: (i) the material facts as to such interested director’s relationship or interests are disclosed or are known to the board of directors and the board in good faith authorizes the transaction by the affirmative vote of a majority of the disinterested directors; (ii) such material facts are disclosed or are known to the stockholders entitled to vote on such transaction and the transaction is specifically approved in good faith by vote of the majority of shares entitled to vote on the matter; or (iii) the transaction is fair as to the company as of the time it is authorized, approved or ratified. Under Delaware law, such interested director could be held liable for a transaction in which such director derived an improper personal benefit.
Removal of Directors
Under the James River Bermuda bye-laws, shareholders may only remove a director for cause at a special general meeting convened and held in accordance with the bye-laws, by the affirmative vote of a majority of the votes of all issued and outstanding voting shares of the Company; provided that notice of any such meeting convened for the purpose of removing a director shall contain a statement to that effect and be given to such director not less than 14 days before the general meeting, and at such general meeting such director shall be entitled to be heard on the motion for such director’s removal. Cause for removal shall be deemed to exist only if the director whose removal is proposed has been convicted for a criminal offence involving dishonesty or has engaged in conduct which brings the director or the Company into disrepute and which results in material financial detriment to the Company.
Any or all of the directors of a Delaware corporation may be removed, with or without cause, by the holders of a majority of the shares entitled to vote at an election of directors unless the certificate of incorporation otherwise provides.
Director Vacancies
Under Bermuda Law, vacancies and new directorships may be filled by a majority vote of shareholders in general meeting or a majority of the directors. Under the James River Bermunda bye-laws, a majority of the remaining directors then in office may appoint any person as a director to fill a vacancy on the board of directors, or as a result of an increase in the size of the board of directors.
Under the James River Delaware by-laws, vacancies and newly created directorships resulting from an increase in the number of directors will be filled only by the affirmative vote of a majority of the directors then in office, even if that constitutes less than a quorum of the directors, or by a sole remaining director, and not by the stockholders. If the holders of any class or series of stock are entitled to elect one or more directors, vacancies and newly created directorships of such class or series occurring as a result of the death, disability, disqualification or resignation of any director may be filled by a majority of the remaining directors elected by such class or series thereof then in office, or by a sole remaining director so elected, and not by the stockholders.
Voting Rights and Quorum Requirements
Under Bermuda law, the voting rights of our shareholders are regulated by our James River Bermuda bye-laws and, in certain circumstances, the Companies Act. Generally, except as otherwise provided in the James River Bermuda bye-laws or the Companies Act, any action or resolution requiring approval of the shareholders may be passed by a simple majority of the shareholders. Any individual who is a shareholder of our company and who is present at a meeting may vote in person, as may any corporate shareholder that is represented by a duly authorized representative at a meeting of shareholders. The James River Bermuda bye-laws also permit attendance at general meetings by proxy, provided the instrument appointing the proxy is in the form specified in the bye-laws or such other form as the board may determine. To constitute a quorum, the James River Bermuda bye-laws require the presence of two or more persons representing, in person or by proxy, having in excess of 50% of the total voting rights of all issued and outstanding voting shares in the Company.
Under Delaware law, unless otherwise provided in a company’s certificate of incorporation, each stockholder is entitled to one vote for each share of capital stock held by the stockholder. Delaware law provides that unless otherwise provided in a company’s certificate of incorporation or by-laws, a majority of the shares entitled to vote, present in person or represented by proxy, constitutes a quorum at a meeting of stockholders. In matters other than the election of directors, with the exception of special voting requirements related to extraordinary transactions, and unless otherwise provided in a company’s certificate of incorporation or by-laws, the affirmative vote of a majority of shares present in person or represented by proxy and entitled to vote at a meeting in which a quorum is present is required for stockholder action, and the affirmative vote of a plurality of the votes of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors is required for the election of directors.
The James River Delaware by-laws will generally provide that all matters to be voted on by stockholders will be decided by the majority of votes cast at a regular or special meeting. For purposes of the James River Delaware by-laws, (i) a “majority of the votes cast” means that the number of votes “for” a proposal or director must exceed the number of votes “against” that proposal or director and (ii) “votes cast” includes only votes cast by shares represented in person or by proxy at the meeting and entitled to vote on the proposal or election of directors, and excludes abstentions. However, if the number of persons validly proposed for re-election or election as a director exceeds the number of positions available for the election of directors, then the persons receiving the most votes (up to the number of directors to be elected) shall be elected as directors, and an absolute majority of the votes cast shall not be a prerequisite to the election of such directors. The James River Delaware by-laws also provide that the holders of a majority of the issued and outstanding shares of common stock of James River Delaware having the right to attend and entitled to vote at the meeting, present in person or represented by proxy, shall constitute a quorum for the transaction of all business except as otherwise required by the DGCL. When a quorum is present to organize a meeting, it is not broken by a subsequent withdrawal of any stockholders or their proxies.
Amalgamations, Mergers and Similar Arrangements
The amalgamation or merger of a Bermuda company with another company or corporation (other than certain affiliated companies) requires the amalgamation or merger agreement to be approved by the company’s board of directors and by its shareholders. Unless the company’s bye-laws provide otherwise, the approval of 75% of the shareholders voting at such meeting is required to approve the amalgamation or merger agreement, and the quorum for such meeting must be two persons holding or representing more than one-third of the issued shares of the company. Under Bermuda law, in the event of an amalgamation or merger of a Bermuda company with another company or corporation, a shareholder of the Bermuda company who did not vote in favor of the amalgamation or merger and is not satisfied that fair value has been offered for such shareholder’s shares may, within one month of notice of the shareholders meeting, apply to the Supreme Court of Bermuda to appraise the fair value of those shares.
Under Delaware law, with certain exceptions, a merger, consolidation or sale of all or substantially all the assets of a corporation must be approved by the board of directors and a majority of the issued and outstanding shares entitled to vote on such transaction. The James River Delaware certificate of incorporation will not provide for any higher voting requirement with regard to these matters. See “Description of Capital Stock — Delaware Anti-Takeover Laws and the James River Delaware Certificate of Incorporation and By-laws.” A stockholder of a company participating in certain merger and consolidation transactions may, under certain circumstances, be entitled to appraisal rights, such as having a court determine the fair value of the stock or requiring the company to pay such value in cash. However, such appraisal right is not available to stockholders if the stock received in such transaction is listed on a national securities exchange, including Nasdaq.
Acquisitions
Under Bermuda law, an acquiring party is generally able to acquire compulsorily the common shares of minority holders of a company in the following ways:
(1)
By a procedure under the Companies Act known as a “scheme of arrangement.” The Companies Act enables the Supreme Court of Bermuda to approve a scheme of arrangement between a company and its shareholders or any class of shareholders. If the requisite majority (being a majority in number of shareholders representing 75% in value) agrees to the acquisition of their shares pursuant to the terms of the scheme, and the Supreme Court sanctions the scheme, the remaining shares can be compulsorily acquired. Schemes may provide for the target’s shares to be either transferred or cancelled, but unlike a transfer scheme, a cancellation scheme requires the company to pass a solvency test. In either case, dissenting shareholders do not have express statutory appraisal rights although shareholders have a right to appear at the hearing, and the Supreme Court will only sanction a scheme if the Supreme Court is satisfied that the scheme is fair. Shares owned by the acquirer can be voted to approve the scheme, but the Supreme Court will be concerned to see that the shareholders approving the scheme are fairly representative of the general body of shareholders.
(2)
If the acquiring party is a company, by acquiring pursuant to a tender offer 90% of the shares or class of shares not already owned by, or by a nominee for, the acquiring party (the “offeror”), or any of its subsidiaries. If an offeror has, within four months after the making of an offer for all the shares or class of shares not owned by, or by a nominee for, the offeror, or any of its subsidiaries, obtained the approval of the holders of 90% or more of all the shares to which the offer relates, the offeror may, at any time within two months beginning with the date on which the approval was obtained, by notice compulsorily acquire the shares of any non-tendering shareholder on the same terms as the original offer unless the Supreme Court of Bermuda (on application made within a one-month period from the date of the offeror’s notice of its intention to acquire such shares) orders otherwise.

(3)
Where the acquiring party or parties hold not less than 95% of the shares or a class of shares of the company, by acquiring, pursuant to a notice given to the remaining shareholders or class of shareholders, the shares of such remaining shareholders or class of shareholders. When this notice is given, the acquiring party is entitled and bound to acquire the shares of the remaining shareholders on the terms set out in the notice, unless a remaining shareholder, within one month of receiving such notice, applies to the Supreme Court of Bermuda for an appraisal of the value of their shares. This provision only applies where the acquiring party offers the same terms to all holders of shares whose shares are being acquired.

Delaware law provides that a parent corporation, by resolution of its board of directors and without any stockholder vote, may merge with any subsidiary of which it owns at least 90% of each class of its capital stock. Upon any such merger, and in the event the parent corporation does not own all of the stock of a subsidiary Delaware corporation, dissenting stockholders of the subsidiary are entitled to certain appraisal rights.
Dissenters’ Rights of Appraisal
Under Bermuda law, in the event of an amalgamation or merger of a Bermuda company with another company or corporation, a shareholder of the Bermuda company who did not vote in favor of the amalgamation or merger and who is not satisfied that fair value has been offered for such shareholder’s shares may, within one month of notice of the shareholders’ meeting, apply to the Supreme Court of Bermuda to appraise the fair value of those shares. Under Bermuda law, each share of an amalgamating or merging company carries the right to vote in respect of an amalgamation or merger whether or not it otherwise carries the right to vote.
In addition, any minority shareholder receiving notice that the holders of 95% or more of a company’s shares or class of shares intend to compulsorily acquire the minority shareholder’s shares may, within one month of receiving the notice, apply to the Supreme Court of Bermuda to appraise the value of the shares.
Appraisal rights are available under Delaware law for any class or series of common stock of a corporation in a merger or consolidation, subject to limited exceptions, such as a merger or consolidation of corporations listed on a national securities exchange in which listed stock is the offered consideration.
Shareholders’ Suits
Class actions and derivative actions are generally not available to shareholders under Bermuda law. The Bermuda courts, however, would ordinarily be expected to permit a shareholder to commence an action in the name of a company to remedy a wrong to the company where the act complained of is alleged to be beyond the corporate power of the company or illegal, or would result in the violation of the company’s memorandum of association or bye-laws.

Furthermore, consideration would be given by a Bermuda court to acts that are alleged to constitute a fraud against the minority shareholders or, for instance, where an act requires the approval of a greater percentage of the company’s shareholders than that which actually approved it.
Class actions and derivative actions generally are available to stockholders under Delaware law for, among other things, breach of fiduciary duty, corporate waste and actions not taken in accordance with applicable law. In such actions, the court generally has discretion to permit the winning party to recover attorneys’ fees incurred in connection with such action.
Indemnification of Directors and Officers
Section 98 of the Companies Act provides generally that a Bermuda company may indemnify its directors, officers and auditors against any liability which by virtue of any rule of law would otherwise be imposed on them in respect of any negligence, default, breach of duty or breach of trust, except in cases where such liability arises from fraud or dishonesty of which such director, officer or auditor may be guilty in relation to the company. Section 98 further provides that a Bermuda company may indemnify its directors, officers and auditors against any liability incurred by them in defending any proceedings, whether civil or criminal, in which judgment is awarded in their favor or in which they are acquitted or granted relief by the Supreme Court of Bermuda pursuant to Section 281 of the Companies Act. Section 98 of the Companies Act further provides that a company may advance moneys to an officer or auditor for the costs, charges and expenses incurred by the officer or auditor in defending any civil or criminal proceedings against them, on condition that the officer or auditor shall repay the advance if any allegation of fraud or dishonesty is proved against them.
The James River Bermuda bye-laws contain provisions that provide that we shall indemnify our officers and directors in respect of their actions and omissions. Section 98A of the Companies Act permits us to purchase and maintain insurance for the benefit of any officer or director in respect of any loss or liability attaching to him or her in respect of any negligence, default, breach of duty or breach of trust, whether or not we may otherwise indemnify such officer or director.
Under Delaware law, a corporation may include in its certificate of incorporation a provision that, subject to the limitations described below, eliminates or limits director liability to the corporation or its stockholders for monetary damages for breaches of their fiduciary duty of care. Under Delaware law, a director’s liability cannot be eliminated or limited for: (i) breaches of the duty of loyalty; (ii) acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law; (iii) the payment of unlawful dividends or expenditure of funds for unlawful stock purchases or redemptions; or (iv) transactions from which such director derived an improper personal benefit.
The James River Delaware certificate of incorporation provides that directors and officers of James River Delaware shall not be liable to James River Delaware or its stockholders for monetary damages for breach of fiduciary duty as a director or officer, except to the extent such exemption from liability or limitation thereof is not permitted under the DGCL as the same exists or may be amended (whether the applicable actions or omissions are taken or omitted prior to the Effective Time, in connection with the discontinuance of the Company in Bermuda or the domestication of the Company in Delaware or otherwise).
Delaware law provides that a corporation may indemnify a director, officer, employee or agent of the corporation against any liability or expenses incurred in any civil, criminal, administrative or investigative proceeding if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal proceeding, had no reasonable cause to believe their conduct was unlawful, except that in any action brought by or in the right of the corporation, such indemnification may be made only for expenses (not judgments or amounts paid in settlement) and may not be made even for expenses if the officer, director or other person is adjudged liable to the corporation (unless otherwise determined by the court). In addition, under Delaware law, to the extent that a director or officer of a corporation has been successful on the merits or otherwise in defense of any proceeding referred to above, he or she must be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by that party. Furthermore, under Delaware law, a corporation is permitted to maintain directors’ and officers’ insurance.

The James River Delaware certificate of incorporation and by-laws also provide that James River Delaware shall indemnify its directors and officers to the fullest extent permitted by applicable law against claims actually or potentially incurred by reason of any act done, concurred in or omitted in or about the execution of their duty, supposed duty, or office except as prohibited by Delaware law and provides for advancement of expenses as described above. James River Delaware will remain obligated on any indemnification obligations with respect to directors and officers of James River Bermuda arising prior to the Domestication.
Meeting of Shareholders
The Companies Act requires an annual meeting of shareholders unless waived by resolution of shareholders. The James River Bermuda bye-laws provide that an annual general meeting will be held in each year at such time and place, which may not be in the United States, as the chairman of the board of directors, any two directors, any director and the Company’s secretary or board of directors determines, in accordance with the requirements of the Companies Act.
Under the James River Bermuda bye-laws, a special general meeting of shareholders may be called by the chairman of the board, or any two directors or any director and the secretary whenever in their judgment such a meeting is necessary. In addition, upon receiving a requisition from shareholders representing at least ten percent (10%) of the total voting power of our shares, the board will convene a special general meeting. Delaware law permits the board of directors or any person who is authorized under a corporation’s certificate of incorporation or by-laws to call a special meeting of shareholders. Similarly, the James River Delaware by-laws provide that a special general meeting of shareholders may be called by the chairperson of the board, or any two directors or any director and the secretary whenever in their judgment such a meeting is necessary. The James River Delaware by-laws permit the board of directors to call a special meeting of stockholders and require the directors of James River Delaware to, upon a request of stockholders holding not less than ten percent (10%) of the voting power of the shares of capital stock of James River Delaware issued and entitled to vote at such a meeting, proceed to convene a special meeting of stockholders. The request must state, among other things, the purposes of the meeting and must be signed by the requesting stockholders and delivered to the registered office of the Company.
Notice of Shareholder Meetings
Bermuda law requires that shareholders be given at least five days’ advance notice of any general meeting and the James River Bermuda bye-laws provide that not less than 15 days’ notice be provided in the case of an annual general meeting or a special general meeting.
Under Delaware law, a company is generally required to give written notice of any meeting not less than 10 days or more than 60 days before the date of the meeting to each stockholder entitled to vote at the meeting. Under the James River Delaware by-laws, unless otherwise provided under the DGCL, we will be required to give written notice of any meeting: (i) in the case of an annual meeting of stockholders, not less than 15 nor more than 60 days before the date of the meeting of stockholders; and (ii) in the case of a special meeting of stockholders, not less than 15 nor more than 60 days before the date of the meeting of stockholders.
Shareholder Action by Written Consent
The Companies Act provides that, unless otherwise prohibited by a company’s organizational documents, shareholders may take action by written consent, except in respect of the removal of an auditor from office before the expiry of his term or in respect of a resolution passed for the purpose of removing a director before the expiration of his term of office. The James River Bermuda bye-laws prohibit any action by written consent in lieu of a meeting, except that holders of shares of any class or series of preferred stock may vote by written consent in lieu of a meeting on any matter subject to a class vote to the extent provided in the designation of terms of such class or series of preferred stock.
The James River Delaware certificate of incorporation also prohibits any action by written consent of the stockholders in lieu of a meeting, except that holders of shares of any class or series of preferred stock may vote by written consent in lieu of a meeting on any matter subject to a class vote to the extent provided in the designation of terms of such class or series of preferred stock.
Dividends and Other Distributions
Under Bermuda law, a company may not declare or pay a dividend, or make a distribution out of contributed surplus, if there are reasonable grounds for believing that (i) it is, or would after the payment be, unable to pay its liabilities as they become due; or (ii) the realizable value of its assets would thereafter be less than its liabilities. “Contributed surplus” is defined for purposes of Section 54 of the Companies Act to include the proceeds arising from donated shares, credits resulting from the redemption or conversion of shares at less than the amount set up as nominal capital, and donations of cash and other assets to the company. Under the James River Bermuda bye-laws, each common share is entitled to share equally and ratably in such dividends as the board of directors may from time to time declare, subject to any rights of preference shares and the provisions of the bye-laws.
Under Delaware law, subject to any restrictions contained in the company’s certificate of incorporation, a company may pay dividends out of surplus or, if there is no surplus, out of net profits for the fiscal year in which the dividend is declared and for the preceding fiscal year. Delaware law also provides that dividends may not be paid out of net profits if, after the payment of the dividend, capital is less than the capital represented by the outstanding stock of all classes having a preference upon the distribution of assets.
Variation of Rights of Shares
Under the James River Bermuda bye-laws, the rights attached to any class of shares may only, unless the rights attached to, or the terms of issue of, that class of shares expressly provide otherwise, be altered (i) with the consent in writing of the holders of three-fourths of the issued shares of that class or (ii) by the sanction of a resolution passed by a majority of the votes cast at a separate general meeting of the holders of the shares of the class at which meeting the necessary quorum shall be two persons at least holding or representing by proxy one-third of the issued shares of the class. The James River Bermuda bye-laws specify that the rights conferred upon the holders of any shares or class of shares shall not, unless otherwise expressly provided by the terms of issue of the shares of that class or series, be deemed to be altered or otherwise affected by the creation or issue of further shares which rank pari passu therewith.
A Delaware corporation may vary the rights of a class of stock with the approval of a majority of the outstanding shares of such class, unless the certificate of incorporation provides otherwise.
The James River Delaware certificate of incorporation provides that, subject to the rights of the holders of any series of preferred stock, the number of authorized shares of any class or series of preferred stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the outstanding shares of such class or series, voting together as a single class. Further, pursuant to the James River Delaware certificate of incorporation, the holders of common stock, as such, shall not be entitled to vote on any amendment of the new certificate of incorporation that alters or changes the powers, preferences, rights or other terms of one or more outstanding series of preferred stock if the holders of such affected series are entitled, either separately or together with the holders of one or more other series of preferred stock, to vote thereon pursuant to the new certificate of incorporation or pursuant to the DGCL as then in effect.
Delaware law provides that the creation or issuance of shares ranking equally with existing shares will not, unless expressly provided by the terms of issue of those shares, vary the rights attached to existing shares. In addition, the creation or issuance of preferred stock ranking prior to common stock will not be deemed to vary the rights attached to common stock.
Inspection of Corporate Records
Members of the general public have the right to inspect our public documents available at the office of the Registrar of Companies in Bermuda. These documents include our memorandum of association and any charges on our assets. Our shareholders have the additional right to inspect our bye-laws, minutes of general meetings and audited financial statements, all of which must be presented to the annual general meeting of shareholders. The register of members of a company is also open to inspection by shareholders and members of the general public without charge. The register of members is required to be open for inspection for not less than two hours in any business day (subject to the ability of a company to close the register of members for not more than 30 days in a year). A company is required to maintain its share register in Bermuda but may, subject to the provisions of the Companies Act, establish a branch register outside of Bermuda. A company is required to keep at its registered office a register of directors and officers and a list of its directors must be filed with the Registrar of Companies where it will be available for public inspection. Bermuda law does not, however, provide a general right for shareholders to inspect or obtain copies of any other corporate records.
Delaware law requires that a company, within ten days before a meeting of stockholders, prepare and make available a complete list of stockholders entitled to vote at the meeting. This list must be open to the examination of any stockholder for any purpose relating to the meeting for a period of at least ten days prior to the meeting, either on a reasonably accessible electronic network or during ordinary business hours at the principal place of business of the company. Delaware law also permits a stockholder to inspect the company’s books and records if the stockholder can establish that he or she is a stockholder of the company, that the stockholder has complied with Delaware law with respect to the form and manner of making demand for inspection of corporate records, and that the inspection by the stockholder is for a proper purpose.
Shareholder Proposals
Under Bermuda law, upon the requisition in writing of such number of shareholders as is hereinafter specified and at their own expense (unless the company otherwise resolves), the company will be required to: (i) give notice to all shareholders entitled to receive notice of the annual general meeting of any resolution which may properly be moved and is intended to be moved at the next annual general meeting; and/or (ii) circulate to all shareholders entitled to receive notice of any general meeting a statement of not more than one thousand words with respect to the matter referred to in any proposed resolution or any business to be conducted at such general meeting. The number of shareholders necessary for a requisition under the foregoing sentence is (x) either any number of shareholders representing not less than 1/20th of the total voting rights of all members having at the date of the requisition a right to vote at that meeting to which the requisition relates; or (y) not less than 100 shareholders.
Pursuant to the James River Bermuda bye-laws, any shareholder entitled to attend and vote at a general meeting may propose other business to be brought before a general meeting by giving timely notice thereof in proper written form to the Secretary of James River Bermuda. Generally, to be timely, notice must be received at the principal executive office of James River Bermuda (i) in the case of an annual general meeting, not less than 90 days nor more than 120 days prior to the anniversary of the date on which the Company held the preceding year’s annual meeting and (ii) in the case of a special general meeting, not earlier than 120 days prior to the date of the special general meeting nor later than the later of 9 days prior to the date of the special general meeting or the 10th day following the day on which public announcement of the date of the special general meeting was first made.
Delaware law does not include a provision restricting the manner in which business may be brought before a meeting, although restrictions may be included in a Delaware corporation’s certificate of incorporation or by-laws. Consistent with Delaware law and our current bye-laws, the James River Delaware by-laws will provide that notice of stockholder nomination for director and other proposals must be given in writing to the Secretary of James River Delaware during a specific period prior to the meeting at which the action is to be taken. Generally, to be timely, notice must be received at the principal executive office of James River Delaware (i) in the case of an annual meeting, not less than 90 days nor more than 120 days prior to the anniversary of the date on which the Company held the preceding year’s annual meeting and (ii) in the case of a special meeting, no more than ten days following the day on which notice of the special meeting was mailed or the date that the special meeting is publicly announced, whichever occurs first. Notices must include, among other things, information about the nominee or other proposal, stock ownership, any material interest of the proposing stockholder in the proposal and other matters.

Amendment of Memorandum of Association/Certificate of Incorporation and Bye-Laws/By-Laws
Bermuda law provides that the memorandum of association of a company may be amended by a resolution passed at a general meeting of shareholders of which due notice has been given. Certain amendments to the memorandum of association may require approval of the Bermuda Minister of Finance, who may grant or withhold approval at his or her discretion.
Under Bermuda law, the holders of an aggregate of not less than 20% in par value of a company’s issued share capital have the right to apply to the Bermuda courts for an annulment of any amendment of the memorandum of association adopted by shareholders at any general meeting, other than an amendment which alters or reduces a company’s share capital as provided in the Companies Act. When such an application is made, the amendment becomes effective only to the extent that it is confirmed by the Bermuda court. An application for an annulment of an amendment of the memorandum of association must be made within 21 days after the date on which the resolution altering the company’s memorandum of association is passed and may be made on behalf of persons entitled to make the application by one or more of their designees as such holders may appoint in writing for such purpose. No application may be made by the shareholders voting in favor of the amendment.
Under Delaware law, amendment of the certificate of incorporation, which is the equivalent of a memorandum of association, of a company must be made by a resolution of the board of directors setting forth the amendment, declaring its advisability, and either calling a special meeting of the stockholders entitled to vote or directing that the proposed amendment be considered at the next annual meeting of the stockholders. Delaware law requires that, unless a greater percentage is provided for in the certificate of incorporation, a majority of the outstanding voting power of the corporation is required to approve the amendment of the certificate of incorporation at the stockholders’ meeting. If the amendment would alter the number of authorized shares or par value or otherwise adversely affect the powers, preferences or special rights of any class of a company’s stock, the holders of the issued and outstanding shares of such affected class, regardless of whether such holders are entitled to vote by the certificate of incorporation, are entitled to vote as a class upon the proposed amendment. However, the number of authorized shares of any class may be increased or decreased, to the extent not falling below the number of shares then outstanding, by the affirmative vote of the holders of a majority of the stock entitled to vote, if so provided in the company’s original certificate of incorporation.
The James River Bermuda bye-laws provide that no bye-law may be rescinded, altered or amended and no new bye-law may be made, except in accordance with Bermuda law, and until the same has been approved by a resolution of the board of the directors and a resolution of the members by the majority of votes cast at any annual or special general meeting.
Under Delaware law, unless the certificate of incorporation or by-laws provide for a different vote, holders of a majority of the voting power of a corporation and, if so provided in the certificate of incorporation, the directors of the corporation have the power to adopt, amend and repeal the by-laws of a corporation. The James River Delaware certificate of incorporation will empower the board of directors to so amend, repeal, or adopt by-laws without stockholder approval. The stockholders will also have the power to amend, repeal or adopt the James River Delaware by-laws, provided that the James River Delaware by-laws will require the affirmative vote of a majority of votes cast at a regular or special meeting of stockholders.
Dissolution
Under Bermuda law, a solvent company may be wound up by way of a shareholders’ voluntary liquidation. Prior to the company entering liquidation, a majority of the directors are each required to make a statutory declaration, which states that the directors have made a full inquiry into the affairs of the company and have formed the opinion that the company will be able to pay its debts within a period of 12 months of the commencement of the winding-up and must file the statutory declaration with the Registrar of Companies in Bermuda. The general meeting is required to be convened primarily for the purposes of passing a resolution that the company be wound up voluntarily and appointing a liquidator. The winding-up of the company is deemed to commence at the time of the passing of the resolution.

Under Delaware law, a corporation may voluntarily dissolve (i) if a majority of the board of directors adopts a resolution to that effect and the holders of a majority of the issued and outstanding shares entitled to vote thereon vote for such dissolution; or (ii) if all stockholders entitled to vote thereon consent in writing to such dissolution.
Listing
Our common shares are listed on Nasdaq and trade under the symbol “JRVR”. There is currently no established public trading market for the common stock of James River Delaware. We will submit an application to Nasdaq, if necessary, to trade the common stock of James River Delaware under the same symbol upon effectiveness of the Domestication.
Transfer Agent
The Transfer Agent for the common shares of James River Bermuda is Broadridge Corporate Issuer Solutions, Inc. (“Broadridge”). Upon effectiveness of the Domestication, the Transfer Agent for the common stock of James River Delaware will continue to be Broadridge.
Governing Documents
To change our jurisdiction of incorporation, we must file a certificate of incorporation and a certificate of corporate domestication with the Secretary of State of the State of Delaware. We will also adopt a new set of by-laws governed by Delaware law. The new certificate of incorporation and by-laws will replace our current memorandum of association and bye-laws as our governing documents after the Domestication. Nevertheless, there are some differences between our new governing documents and Delaware law, on one hand, and our current governing documents and Bermuda law, on the other hand, that may affect the rights of shareholders. See “— Differences Between the Governing Corporate Law and Organizational Documents for James River Bermuda and James River Delaware” above.
Termination
We may terminate or abandon the Domestication at any time before it becomes effective. In that event, we would continue to be a Bermuda company and our current governing documents would remain in effect.
Effective Time
The Domestication will become effective when all of the following four steps have been taken: (i) we file a notice of discontinuance with the Bermuda Registrar of Companies, (ii) we file the new James River Delaware certificate of incorporation and the certificate of corporate domestication of James River Bermuda with the Secretary of State of the State of Delaware, (iii) we file with the Bermuda Registrar of Companies a copy of the instrument of continuance issued by the Secretary of State of the State of Delaware and (iv) we receive a certificate of discontinuance from the Bermuda Registrar of Companies which we expect will provide that the effective date of the discontinuance of James River Bermuda under Bermuda law is the date that James River Delaware’s domestication in Delaware is effective pursuant to Delaware law. We expect these steps to be completed effective on or around November 7, 2025, subject to compliance with global regulatory requirements.
Expenses of the Domestication
We will pay the expenses of the Domestication incurred by us and any related transactions regardless of whether the Domestication is completed.

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE DOMESTICATION
This section describes the material United States federal income tax consequences of the Domestication to holders of James River Bermuda common shares (“JR Bermuda Stock”) and of owning James River Delaware common stock (“JR Stock”) into which holders’ JR Bermuda Stock will be converted pursuant to the Domestication. This section applies to you only if you acquire your JR Stock pursuant to the Domestication and you hold your JR Stock as capital assets for tax purposes. This discussion addresses only United States federal income taxation and does not discuss all of the tax consequences that may be relevant to you in light of your individual circumstances, including foreign, state or local tax consequences, estate and gift tax consequences, and tax consequences arising under the Medicare contribution tax on net investment income or the alternative minimum tax. This section does not apply to you if you are a member of a special class of holders subject to special rules, including:
•
a dealer in securities,

•
a trader in securities that elects to use a mark-to-market method of accounting for securities holdings,

•
a tax-exempt organization,

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an insurance company,

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a person that acquired JR Bermuda Stock as compensation,

•
a regulated investment company,

•
a real estate investment trust,

•
an expatriate or former long-term resident of the United States,

•
a “controlled foreign corporation,” PFIC or corporation that accumulates earnings to avoid U.S. federal income tax,

•
a foreign corporation with respect to which there are one or more United States shareholders within the meaning of Treasury Regulation Section 1.367(b)-3(b)(1)(ii),

•
a person that holds JR Bermuda Stock as part of a straddle or a hedging or conversion transaction,

•
a person that purchases or sells JR Bermuda Stock as part of a wash sale for tax purposes, or

•
a United States Holder (as defined below) whose functional currency is not the United States dollar.

This section is based on the Code, its legislative history, existing and proposed regulations, published rulings and court decisions, all as currently in effect. All of the foregoing is subject to change, which change could apply retroactively and could affect the tax considerations described herein. This discussion does not address alternative minimum tax considerations, special tax accounting rules under Section 451(b) of the Code, or U.S. federal taxes other than those pertaining to U.S. federal income taxation (such as gift taxes or the Medicare tax on investment income), nor does it address any aspects of U.S. state or local or non-U.S. taxation.
If an entity or arrangement that is treated as a partnership for United States federal income tax purposes holds the JR Bermuda Stock, the United States federal income tax treatment of a partner will generally depend on the status of the partner and the tax treatment of the partnership. A partner in a partnership holding the JR Bermuda Stock should consult its tax advisor with regard to the United States federal income tax treatment of an investment in the JR Bermuda Stock.
You are a “United States Holder” if you are a beneficial owner of JR Bermuda Stock or JR Stock and you are, for United States federal income tax purposes:
•
a citizen or resident of the United States,

•
a domestic corporation,

•
an estate whose income is subject to United States federal income tax regardless of its source, or

•
a trust if a United States court can exercise primary supervision over the trust’s administration and one or more United States persons are authorized to control all substantial decisions of the trust.

A “non-United States Holder” is a beneficial owner of JR Bermuda Stock or JR Stock that is not a United States person and is not a partnership for United States federal income tax purposes.
YOU SHOULD CONSULT YOUR OWN TAX ADVISOR REGARDING THE UNITED STATES FEDERAL, STATE AND LOCAL TAX CONSEQUENCES OF OWNING AND DISPOSING OF JR BERMUDA STOCK OR JR STOCK IN YOUR PARTICULAR CIRCUMSTANCES.
U.S. Tax Consequences of the Domestication
For U.S. federal income tax purposes, United States Holders of JR Bermuda Stock will be deemed to exchange that stock for JR Stock in the Domestication. It is expected that the Domestication will constitute an F Reorganization. We do not intend to request any ruling from the IRS in connection with the Domestication, so no assurance can be given that the Domestication will qualify for its intended United States federal income tax treatment. We strongly urge you to consult your own tax advisors regarding the consequences of the Domestication in your particular circumstances. Except as provided below under “— Application of Section 367(b) of the Code to the Domestication” and “— PFIC Considerations with Respect to the Domestication”:
•
United States Holders of JR Bermuda Stock generally will not recognize taxable gain or loss as a result of the Domestication for U.S. federal income tax purposes,

•
the tax basis of a share of JR Stock deemed received by a United States Holder in the Domestication will equal the United States Holder’s tax basis in the JR Bermuda Stock surrendered in exchange therefor, increased by any amount included in the income of such United States Holder as a result of Section 367 of the Code (as discussed below), and

•
the holding period for a share of JR Stock deemed received by a United States Holder will include such United States Holder’s holding period for the JR Bermuda Stock surrendered in exchange therefor.

Application of Section 367(b) of the Code to the Domestication
Section 367(b) of the Code, which applies to certain non-recognition transactions involving foreign corporations, including a domestication of a foreign corporation in a reorganization pursuant to Section 368(a)(1)(F) of the Code (F Reorganization), requires the recognition of income or gain by certain U.S. persons in connection with such transactions. Section 367(b) of the Code will generally apply to United States Holders of JR Bermuda Stock at the time of the Domestication.
United States Holders that Own 10% or More of James River Bermuda’s Ordinary Shares
Under Treasury Regulation Section 1.367(b)-3(b)(3), a 10% Shareholder must include in income, as a dividend, the “all earnings and profits amount” attributable to the JR Bermuda Stock it directly owns, within the meaning of Treasury Regulation Section 1.367(b)-2(d). Complex attribution rules apply in determining whether a United States Holder owns 10% or more of the total combined voting power of all classes of James River Bermuda shares entitled to vote or 10% or more of the total value of all classes of James River Bermuda shares. All United States Holders are urged to consult their tax advisors with respect to the attribution rules that apply in determining whether a United States Holder is a 10% Shareholder.
A 10% Shareholder’s all earnings and profits amount with respect to its JR Bermuda Stock is the net positive earnings and profits of James River Bermuda (as determined under Treasury Regulation Section 1.367(b)-2(d)(2)) attributable to the shares (as determined under Treasury Regulation Section 1.367(b)-2(d)(3)) but without regard to any gain that would be realized on a sale or exchange of such shares. Treasury Regulation Section 1.367(b)-2(d)(3) provides that the all earnings and profits amount attributable to a shareholder’s stock is determined according to the principles of Section 1248 of the Code. In general, Section 1248 of the Code and the Treasury Regulations thereunder provide that the amount of earnings and profits attributable to a block of stock in a foreign corporation is the ratably allocated portion of the foreign corporation’s earnings and profits generated during the period the shareholder held the block of stock, subject to certain exclusions to prevent double taxation of income.
If James River Bermuda’s cumulative earnings and profits through the date of the Domestication are not greater than zero, then a United States Holder should not be required to include in gross income an all earnings and profits amount with respect to its JR Bermuda Stock. Although the determination of earnings and profits for U.S. federal income tax purposes is complex and depends on a number of factors, James River Bermuda has determined that it did not have any undistributed earnings and profits in any taxable year since its formation through its taxable year ended December 31, 2024. James River Bermuda has not yet made any determination regarding its earnings and profits for its taxable year ending as of the date of the Domestication.
Subject to the discussion below of Qualified Electing Fund (“QEF”) and purging elections under “— PFIC Considerations with Respect to the Domestication,” if James River Bermuda’s earnings and profits are greater than zero through the date of the Domestication, depending upon the period in which a United States Holder held its JR Bermuda Stock, such United States Holder could be required to include in income as a deemed dividend the all earnings and profits amount with respect to its JR Bermuda Stock under Treasury Regulation Section 1.367(b)-3(b)(3) as a result of the Domestication.
United States Holders that Own Less Than 10% of James River Bermuda’s Ordinary Shares
A United States Holder who on the date of the Domestication directly, indirectly and constructively owns JR Bermuda Stock with a fair market value of $50,000 or more but who is not a 10% Shareholder will recognize gain (but not loss) with respect to the deemed receipt of JR Stock in the Domestication unless such holder elects to recognize the “all earnings and profits amount” as described below.
Subject to the discussion below under “— PFIC Considerations with Respect to the Domestication,” any such gain should be equal to the excess of the fair market value of the share of JR Stock deemed to be received over the United States Holder’s adjusted basis in the JR Bermuda Stock deemed to be surrendered in exchange therefor. Such gain should be capital gain, and should be long-term capital gain if the United States Holder held the JR Bermuda Stock for longer than one year. Long-term capital gains of non-corporate taxpayers are generally subject to tax at preferential rates under current law.
In lieu of recognizing any gain as described earlier, a United States Holder may elect to include in income the all earnings and profits amount attributable to its JR Bermuda Stock under Section 367(b) of the Code. There are, however, strict conditions for making this election. This election must comply with applicable Treasury Regulations and generally must include, among other things: (i) a statement that the Domestication is a Section 367(b) exchange; (ii) a complete description of the Domestication; (iii) a description of any stock, securities, or other consideration transferred or received in the Domestication; (iv) a statement describing the amounts required to be taken into account for U.S. federal income tax purposes; (v) certain other information required to be furnished with the United States Holder’s tax return pursuant to the Code or the Treasury Regulations thereunder with respect to non-recognition transactions (e.g., for the Domestication under Treasury Regulation Section 1.368-3) which is not otherwise provided; (vi) certain other information required to be furnished with the United States holder’s tax return pursuant to the Code or the Treasury Regulations thereunder with respect to information returns (e.g. Form 5471 under Section 6038 and 6046 of the Code) which is not otherwise provided and (vii) a statement that the United States Holder is making the election to include the all earnings and profits amount, that includes (A) a copy of the information that the United States Holder received from James River Bermuda establishing and substantiating the United States Holder’s all earnings and profits amount with respect to the United States Holder’s JR Bermuda Stock, which James River Bermuda intends to make available to its shareholders on its website, and (B) a representation that the United States Holder has notified James River Delaware that such United States Holder is making the election. The election must be attached by the United States Holder to its timely filed U.S. federal income tax return for the year of the Domestication and the United States Holder must send notice to James River Delaware of the election no later than the date such tax return is filed.
If, at the date of the Domestication James River Bermuda has never had any undistributed earnings and profits that would result in any shareholder having an all earnings and profits amount, a United States

Holder who makes this election should generally not have an income inclusion under Section 367(b) of the Code provided the United States Holder properly executes the election and complies with the applicable notice requirements. Subject to the discussion below of QEF and purging elections under “— PFIC Considerations with Respect to the Domestication,” if James River Bermuda has had positive earnings and profits in any year through the date of the Domestication during which a United States Holder held JR Bermuda Stock, a United States Holder that makes the election described herein could have an all earnings and profits amount with respect to its JR Bermuda Stock, and thus could be required to include that amount in income as a deemed dividend as a result of the Domestication.
UNITED STATES HOLDERS ARE STRONGLY URGED TO CONSULT THEIR OWN TAX ADVISORS REGARDING WHEN AND WHETHER TO MAKE THIS ELECTION AND, IF THE ELECTION IS DETERMINED TO BE ADVISABLE, THE APPROPRIATE FILING REQUIREMENTS WITH RESPECT TO THIS ELECTION.
United States Holders that Own James River Bermuda Ordinary Shares with a Fair Market Value Less Than $50,000
Subject to the discussion below under “— PFIC Considerations with Respect to the Domestication,” a United States Holder who on the date of the Domestication owns (or is considered to own) JR Bermuda Stock with a fair market value less than $50,000 and is not a 10% Shareholder should not be required to recognize any gain or loss under Section 367 of the Code in connection with the Domestication, and generally should not be required to include any part of the all earnings and profits amount, if any, in income.
UNITED STATES HOLDERS ARE STRONGLY URGED TO CONSULT THEIR OWN TAX ADVISORS REGARDING THE APPLICABILITY AND THE CONSEQUENCES OF SECTION 367(B) OF THE CODE WITH RESPECT TO THE DOMESTICATION.
PFIC Considerations with Respect to the Domestication
A non-U.S. corporation will be classified as a PFIC for U.S. federal income tax purposes if either (i) at least 75% of its gross income in a taxable year, including its pro rata share of the gross income of any corporation in which it is considered to own at least 25% of the shares by value, is passive income or (ii) at least 50% of its assets in a taxable year (ordinarily determined based on fair market value and averaged quarterly over the year), including its pro rata share of the assets of any corporation in which it is considered to own at least 25% of the shares by value, are held for the production of, or produce, passive income. Passive income generally includes dividends, interest, rents and royalties (other than rents or royalties derived from the active conduct of a trade or business) and gains from the disposition of passive assets. Although the application of these rules is uncertain in certain respects, James River Bermuda believes that it is not and has not been a PFIC for U.S. federal income tax purposes.
In addition to the discussion under the heading “— Application of Section 367(b) of the Code to the Domestication” above, the Domestication could be a taxable event to United States Holders under the PFIC provisions of the Code if James River Bermuda were determined to be or to have been a PFIC. Even if the Domestication qualifies as a reorganization for U.S. federal income tax purposes under Section 368(a) of the Code, Section 1291(f) of the Code requires that, to the extent provided in regulations, a U.S. person that disposes of stock of a PFIC recognizes gain notwithstanding any other provision of the Code. No final Treasury Regulations are in effect under Section 1291(f) of the Code.
Proposed Treasury Regulations under Section 1291(f) of the Code were promulgated in 1992, with a retroactive effective date once they become finalized. If finalized in their present form, those regulations would require taxable gain recognition by a United States Holder with respect to its deemed exchange of JR Bermuda Stock for JR Stock in the Domestication if James River Bermuda were classified as a PFIC at any time during such United States Holder’s holding period for the JR Bermuda Stock unless such United States Holder made a timely and effective QEF election for James River Bermuda’s first taxable year as a PFIC in which the United States Holder held (or was deemed to hold) JR Bermuda Stock, or made a QEF election along with a purging election, or made a mark-to-market election (as described below) (a United States Holder that has not made such a QEF or mark-to-market election, a “Non-Electing Shareholder” and any United States Holder that has made such a QEF election (or QEF election along with a purging election), or a mark-to-market election, an “Electing Shareholder”). Under the PFIC rules, any such gain would be treated as an “excess distribution” made in the year of the Domestication and subject to the special tax and interest charge rules discussed above.
In addition, such proposed Treasury Regulations would provide coordinating rules with Section 367(b) of the Code, whereby, if the gain recognition rule of the proposed Treasury Regulations under Section 1291(f) of the Code applies to a disposition of PFIC stock that results from a transfer with respect to which Section 367(b) of Code requires the shareholder to recognize gain or include an amount in income as a distribution under Section 301 of the Code, the gain realized on the transfer is taxable as an excess distribution under Section 1291 of the Code. The excess, if any, of the amount to be included in income under Section 367(b) of the Code over the gain realized under Section 1291 of the Code is taxable as provided under Section 367(b) of the Code. See “— Application of Section 367(b) of the Code to the Domestication.”
The rules dealing with PFICs and with the QEF and mark-to-market elections are very complex and are affected by various factors in addition to those described above. Accordingly, United States Holders of JR Bermuda Stock should consult their own tax advisors concerning the application of the PFIC rules to JR Bermuda Stock under their particular circumstances.
YOU SHOULD CONSULT YOUR OWN TAX ADVISOR REGARDING THE UNITED STATES FEDERAL, STATE AND LOCAL TAX CONSEQUENCES OF THE DOMESTICATION IN YOUR PARTICULAR CIRCUMSTANCES.
Holders of JR Stock
United States Holders
This section summarizes certain United States federal income consequences of the ownership and disposition of JR Stock, deemed received in the Domestication, by a United States Holder.
Dividends
If James River Delaware makes a distribution of cash or other property (other than certain distributions of its stock) in respect of JR Stock, the distribution generally will be treated as a dividend to the extent of its current or accumulated earnings and profits, as determined under United States federal income tax principles. Any portion of a distribution that exceeds its current and accumulated earnings and profits will generally be treated first as a tax-free return of capital, on a share-by-share basis, to the extent of your tax basis in the JR Stock (and will reduce your basis in such JR Stock), and, to the extent such portion exceeds your tax basis in JR Stock, the excess will be treated as gain from the taxable disposition of the JR Stock, the tax treatment of which is discussed below under “Gain on Disposition of JR Stock”. If you are a noncorporate United States Holder, dividends that constitute qualified dividend income will be taxable to you at the preferential rates applicable to long-term capital gains provided that you hold the JR Stock for more than 60 days during the 121-day period beginning 60 days before the ex-dividend date and meet other holding period requirements.
If you are a United States Holder that is a corporation for United States federal income tax purposes, dividends paid by James River Delaware generally will qualify for the dividends received deduction if the requisite holding period is satisfied.
Gain on Disposition of JR Stock
If you are a United States Holder and sell or dispose of your JR Stock, you will be required to recognize gain or loss, with respect to such JR Stock, in an amount equal to the excess of the fair market value of the consideration received in exchange for the JR Stock over your tax basis therein.
Capital gain of a noncorporate United States Holder is generally taxed at preferential rates where the property is held for more than one year. If you are a United States Holder, any gain or loss recognized on a sale or disposition of JR Stock will be long-term capital gain or loss if you held the JR Stock for more than one (1) year, and will be short-term capital gain or loss if you held the JR Stock for one (1) year or less.

The amount and character of gain or loss will be computed separately for each block of JR Stock that was purchased by a United States Holder on the same day at the same price.
Backup Withholding and Information Reporting
If you are a United States Holder of JR Stock and sell or dispose of your JR Stock, you may, under certain circumstances, be subject to information reporting and backup withholding for United States federal income tax purposes with respect to cash thereby received. If you are a noncorporate United States Holder, you are generally subject to information reporting requirements, on IRS Form 1099 with regards to taxable distributions made to you within the United States, and the payment of proceeds to you from the sale of JR Stock effected at a United States office of a broker. Backup withholding will generally not apply to you, however, if you (i) have furnished a valid IRS Form W-9 or other documentation which certifies you are not subject to backup withholding or (ii) certify you are otherwise exempt from backup withholding. You generally may obtain a refund of any amounts withheld under the backup withholding rules that exceed your income tax liability by filing a refund claim with the IRS.
Non-United States Holders
This section summarizes certain United States federal income consequences of the ownership and disposition of JR Stock, deemed received in the Domestication, by a non-United States Holder.
Dividends
If James River Delaware makes a distribution of cash or other property (other than certain distributions of its stock) in respect of its JR Stock, the distribution generally will be treated as a dividend to the extent of its current or accumulated earnings and profits, as determined under United States federal income tax principles. Any portion of a distribution that exceeds its current and accumulated earnings and profits will generally be treated first as a tax-free return of capital, on a share-by-share basis, to the extent of your tax basis in the JR Stock (and will reduce your basis in such JR Stock), and, to the extent such portion exceeds your tax basis in JR Stock, the excess will be treated as gain from the taxable disposition of the JR Stock, the tax treatment of which is discussed below under “Gain on Disposition of JR Stock”.
Except as described below, dividends paid to you on JR Stock are subject to withholding of United States federal income tax at a 30% rate or at a lower rate if you are eligible for the benefits of an income tax treaty that provides for a lower rate. Even if you are eligible for a lower treaty rate, the withholding agent will generally be required to withhold at a 30% rate (rather than the lower treaty rate) on dividend payments to you, unless you have furnished to the withholding agent:
•
a valid IRS Form W-8 or an acceptable substitute form upon which you certify, under penalties of perjury, your status as a non-United States person and your entitlement to the lower treaty rate with respect to such payments, or

•
in the case of payments made outside the United States to an offshore account (generally, an account maintained by you at an office or branch of a bank or other financial institution at any location outside the United States), other documentary evidence establishing your entitlement to the lower treaty rate in accordance with Treasury Regulations.

If you are eligible for a reduced rate of United States withholding tax under a tax treaty, you may obtain a refund of any amounts withheld in excess of that rate by filing a refund claim with the IRS.
If dividends paid to you are “effectively connected” with your conduct of a trade or business within the United States, and, if required by a tax treaty, the dividends are attributable to a permanent establishment that you maintain in the United States, withholding agents are generally not required to withhold tax from the dividends, provided that you have furnished to the withholding agent a valid IRS Form W-8ECI or an acceptable substitute form upon which you represent, under penalties of perjury, that:
•
you are a non-United States person, and

•
the dividends are effectively connected with your conduct of a trade or business within the United States and are includible in your gross income.

“Effectively connected” dividends are taxed at rates applicable to United States citizens, resident aliens and domestic United States corporations.
If you are a corporate non-United States Holder, “effectively connected” dividends that you receive may, under certain circumstances, be subject to an additional “branch profits tax” at a 30% rate or at a lower rate if you are eligible for the benefits of an income tax treaty that provides for a lower rate.
Gain on Disposition of JR Stock
Subject to the discussions below under “Backup Withholding and Information Reporting,” if you are a non-United States Holder you generally will not be subject to United States federal income tax on gain recognized on the sale or disposition of JR Stock unless:
•
the gain is “effectively connected” with your conduct of a trade or business in the United States, and the gain is attributable to a permanent establishment that you maintain in the United States, if that is required by an applicable income tax treaty as a condition for subjecting you to United States taxation on a net income basis,

•
you are an individual, hold the JR Stock as a capital asset, are present in the United States for 183 or more days in the taxable year of the sale and certain other conditions exist, or

•
James River Delaware is or has been a “United States real property holding corporation” (as described below), at any time within the five-year period preceding the disposition or your holding period, whichever period is shorter and either (i) the JR Stock is not regularly traded on an established securities market during the calendar year in which the sale or disposition occurs or (ii) you owned or are deemed to have owned, at any time within the five-year period preceding the disposition or your holding period, whichever period is shorter, more than 5% of JR Stock.

If the gain from the taxable disposition of JR Stock is “effectively connected” with your conduct of a trade or business in the United States (and, if required by a tax treaty, the gain is attributable to a permanent establishment that you maintain in the United States), you will be subject to tax on the net gain derived from the sale at rates applicable to United States citizens, resident aliens and domestic United States corporations. Such gain or loss will generally be capital gain or loss. If you are a corporate non-United States Holder, “effectively connected” gain that you recognize may also, under certain circumstances, be subject to an additional “branch profits tax” at a 30% rate or at a lower rate if you are eligible for the benefits of an income tax treaty that provides for a lower rate. If you are an individual non-United States Holder described in the second bullet point immediately above, you will be subject to a flat 30% tax (unless an applicable income tax treaty provides otherwise) on the gain derived from the sale or disposition, which may be offset by United States source capital losses, even though you are not considered a resident of the United States.
A domestic corporation is a United States real property holding corporation at any time that the fair market value of its “United States real property interests”, as defined in the Code and applicable Treasury Regulations, equals or exceeds 50% of the aggregate fair market value of its worldwide real property interests and its other assets used or held for use in a trade or business (all as determined for United States federal income tax purposes). The Company believes that it is not a United States real property holding corporation; however, no assurance can be given that the Company is not a United States real property holding corporation or will not be a United States real property holding corporation in the future.
Federal Estate Taxes
Common stock held by a non-United States Holder at the time of death will be included in the holder’s gross estate for United States federal estate tax purposes, unless an applicable estate tax treaty provides otherwise.
FATCA Withholding
Pursuant to sections 1471 through 1474 of the Code, commonly known as the Foreign Account Tax Compliance Act (“FATCA”), a 30% withholding tax (“FATCA withholding”) may be imposed on certain payments to you or to certain foreign financial institutions, investment funds and other non-United States persons receiving payments on your behalf if you or such persons fail to comply with certain information reporting requirements. Payments of dividends that you receive in respect of common stock could be affected by this withholding if you are subject to the FATCA information reporting requirements and fail to comply with them or if you hold JR Stock through a non-United States person (e.g., a foreign bank or broker) that fails to comply with these requirements (even if payments to you would not otherwise have been subject to FATCA withholding). Please consult your own tax advisors regarding the relevant United States law and other official guidance on FATCA withholding.
Backup Withholding and Information Reporting
James River Delaware and other payors are required to report payments of dividends on JR Stock on IRS Form 1042-S even if the payments are exempt from withholding. If you are a non-United States Holder, you are generally exempt from backup withholding and information reporting requirements with respect to the payment of dividends or the payment of the proceeds from the sale of JR Stock effected at a United States office of a broker, as long as either (i) you have furnished a valid IRS Form W-8 or other documentation upon which the payor or broker may rely to treat the payments as made to a non-United States person, or (ii) you have otherwise established an exemption. You generally may obtain a refund of any amounts withheld under the backup withholding rules that exceed your income tax liability by filing a refund claim with the IRS.
THE FOREGOING DISCUSSION IS NOT INTENDED TO BE A COMPLETE ANALYSIS OR DESCRIPTION OF ALL POTENTIAL U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE DOMESTICATION OR OWNERSHIP AND DISPOSITION OF JR STOCK. IN ADDITION, THE DISCUSSION DOES NOT ADDRESS TAX CONSEQUENCES WHICH MAY VARY WITH, OR ARE CONTINGENT ON, A STOCKHOLDER’S INDIVIDUAL CIRCUMSTANCES OR WHICH APPLY TO CERTAIN TYPES OF STOCKHOLDERS MENTIONED ABOVE (INCLUDING STOCKHOLDERS THAT ARE NOT UNITED STATES PERSONS). MOREOVER, THE DISCUSSION DOES NOT ADDRESS ANY NON-INCOME TAX OR ANY STATE, LOCAL OR NON-U.S. TAX CONSEQUENCES OF THE DOMESTICATION OR OWNERSHIP AND DISPOSITION OF JR STOCK. ACCORDINGLY, STOCKHOLDERS ARE STRONGLY URGED TO CONSULT WITH THEIR OWN TAX ADVISOR TO DETERMINE THE PARTICULAR TAX CONSEQUENCES OF THE DOMESTICATION OR OWNERSHIP AND DISPOSITION OF JR STOCK TO THEM.

ADDITIONAL INFORMATION ABOUT DIRECTORS, EXECUTIVE OFFICERS,
COMPENSATION AND CORPORATE GOVERNANCE
We incorporate by reference from our Annual Report on Form 10-K for the fiscal year ended December 31, 2024, as amended, the sections therein entitled “Directors, Executive Officers and Corporate Governance,” “Executive Compensation,” “Equity Compensation Plan Information” and “Certain Relationships and Related Transactions, and Director Independence.” In addition, see our Current Reports on Form 8-K, filed with the SEC on January 24, 2025, March 3, 2025, March 7, 2025, April 21, 2025, May 5, 2025, June 13, 2025, July 21, 2025, July 24, 2025, August 4, 2025 and August 14, 2025 (in each case excluding any information furnished under Items 2.02 and 7.01 and all exhibits filed that pertain to the information disclosed under such items), which are incorporated herein by reference.

SECURITIES ACT RESTRICTIONS ON RESALE OF JAMES RIVER DELAWARE
COMMON STOCK
Upon effectiveness of the Domestication, the outstanding common stock of James River Delaware will have been registered under the Securities Act, and owners of the stock who are not affiliates of the Company may freely resell their stock under the Securities Act. Owners who are affiliates, however, will not be permitted to resell their stock unless an exemption from registration under the Securities Act, such as Rule 144 thereunder, is available. In general, Rule 144 will permit an affiliate to resell shares of stock received upon completion of the Domestication only if certain requirements are met. Among other things, the affiliate may not sell shares of any class (including any shares of that class otherwise acquired) in an amount that, during any three-month period, exceeds 1% of the outstanding shares of that class (or, solely in the case of the common stock, the average weekly trading volume of the stock on the Nasdaq during the four calendar weeks preceding the filing of the notice referenced below, if greater). In addition, all such resales must be made in unsolicited brokers’ transactions, the Company must have filed all periodic reports it was required to file under the Exchange Act within the year preceding the resale and (depending on the amount being resold), the affiliate must have filed a notice of sale on Form 144 with the SEC. For this purpose, an “affiliate” of the Company is any person who directly or indirectly controls, is controlled by or is under common control with the Company.

ACCOUNTING TREATMENT OF THE DOMESTICATION
The consolidated business, capitalization, assets, liabilities and financial statements of James River Delaware immediately following the Domestication will be the same as those of James River Bermuda immediately prior to the Domestication. We do not currently expect there to be any material change in the carrying amount of the consolidated assets and liabilities of James River Bermuda as a result of Domestication.

LEGAL MATTERS
The validity of the common stock of James River Delaware into which the issued and outstanding common shares of James River Bermuda will be converted by operation of law in the Domestication has been passed upon for James River Delaware by Debevoise & Plimpton LLP, New York, New York.

EXPERTS
The consolidated financial statements of James River Group Holdings, Ltd. incorporated by reference in James River Group Holdings, Ltd. Annual Report (Form 10-K) for the year ended December 31, 2024 and the effectiveness of James River Group Holdings, Ltd.’s internal control over financial reporting as of December 31, 2024 have been audited by Ernst & Young LLP, an independent registered public accounting firm, as set forth in their reports theron, incorporated by reference therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION
We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at www.sec.gov. Copies of certain information filed by us with the SEC are also available on our website at jrvrgroup.com. Information accessible on or through our website is not a part of this prospectus.
The SEC allows us to incorporate by reference into this prospectus certain information we file with it, which means that we can disclose important information by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below, and, until the Effective Time of the Domestication, any future documents that we file with the SEC (in each case, excluding any portions of such documents that are “furnished” but not “filed” for purposes of the Exchange Act) under Section 13(a), 13(c), 14 or (15(d) of the Exchange Act. This prospectus is part of a registration statement previously filed with the SEC.
We are incorporating by reference the documents listed below that we have previously filed with the SEC:
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our Annual Report on Form 10-K for the fiscal year ended December 31, 2024, filed on March 4, 2025 and amended by the Form 10-K/A filed on April 29, 2025;

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our Quarterly Report on Form 10-Q for the fiscal quarters ended March 31, 2025 and June 30, 2025, filed on May 6, 2025 and August 5, 2025, respectively;

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our Current Reports on Form 8-K filed January 24, 2025, March 3, 2025, March 7, 2025, April 21, 2025, May 5, 2025, June 13, 2025, July 21, 2025, July 24, 2025, August 4, 2025 and August 14, 2025 (in each case excluding any information furnished under Items 2.02 and 7.01 and all exhibits filed that pertain to the information disclosed under such items); and

•
our Definitive Proxy Statement on Schedule 14A for the Annual General Meeting of Shareholders on October 24, 2024 and filed on September 18, 2024.

We will provide to each person to whom this prospectus is delivered, upon written or oral request of any person, without charge, a copy of any or all of the documents incorporated herein by reference but not delivered with the prospectus, other than exhibits to the documents, unless the exhibits are specifically incorporated by reference into the documents that this prospectus incorporates. Requests for copies in writing or by telephone should be directed to: James River Group Holdings, Ltd., Clarendon House, 2 Church Street, Hamilton, Pembroke HM11 Bermuda, attention: Investor Relations, or (441) 295-1422.
This prospectus, any accompanying prospectus supplement and information incorporated by reference herein and therein, contain summaries of certain agreements that we have filed as exhibits to various SEC filings, as well as certain agreements that we will enter into in connection with the offering of securities covered by any particular accompanying prospectus supplement. The descriptions of these agreements contained in this prospectus, any accompanying prospectus supplement or information incorporated by reference herein or therein do not purport to be complete and are subject to, and qualified in their entirety by reference to, the definitive agreements. Copies of the definitive agreements will be made available without charge to you by making a written or oral request to us at the address or telephone number listed above.
We have not authorized any other person to provide you with any information other than that contained or incorporated by reference in this prospectus. We do not take any responsibility for, or provide any assurance as to the reliability of, any other information that others may give you. The information contained in this prospectus is current only as of the date on the front of this prospectus and the information we have incorporated by reference is accurate only as of the dates of the documents incorporated by reference.
Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein, in any other subsequently filed document which also is or is deemed to be incorporated by reference herein or in any accompanying prospectus supplement modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified and superseded, to constitute a part of this prospectus.

Appendix A
CERTIFICATE OF INCORPORATION
OF
JAMES RIVER GROUP HOLDINGS, INC.
I, the undersigned, for the purposes of incorporating and organizing a corporation under the General Corporation Law of the State of Delaware, do hereby certify that this Certificate of Incorporation is to become effective as of         [a.m./p.m.] Eastern Time on            , 2025, and further certify as follows:
FIRST.   Name.   The name of the corporation is James River Group Holdings, Inc. (the “Corporation”).
SECOND.   Registered Office.   The Corporation’s registered office in the State of Delaware is Corporation Service Company, in the City of Wilmington, County of New Castle, State of Delaware, 251 Little Falls Drive, 19808. The name of its registered agent at such address is Corporation Service Company.
THIRD.   Purpose.   The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware (the “DGCL”).
FOURTH.   Capital Stock.   The total number of shares of stock which the Corporation shall have authority to issue is 220,000,000, consisting of: (x) 200,000,000 shares of Common Stock, par value $0.0002 per share (the “Common Stock”) and (y) 20,000,000 shares of preferred stock, par value $0.00125 per share (the “Preferred Stock”), issuable in one or more series as hereinafter provided. Except as otherwise expressly provided herein or in a Preferred Stock Certificate of Designation (as defined herein), the number of authorized shares of the Common Stock or Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of at least a majority of the voting power of the stock of the Corporation entitled to vote generally in the election of directors irrespective of the provisions of Section 242(b) (2) of the DGCL or any corresponding provision hereinafter enacted and no vote of the holders of shares of Common Stock or Preferred Stock voting separately as a class shall be required thereof.
1.   Provisions Relating to the Common Stock.
(a)   Except as otherwise provided in this Certificate of Incorporation or by the DGCL, each holder of shares of Common Stock shall be entitled, with respect to each share of Common Stock held by such holder, to one vote in person or by proxy on all matters submitted to a vote of the holders of Common Stock, whether voting separately as a class or otherwise.
(b)   Subject to the preferences and rights, if any, applicable to shares of Preferred Stock or any series thereof, the holders of shares of Common Stock shall be entitled to receive such dividends and other distributions in cash, property, stock or otherwise as may be declared thereon by the board of directors of the Corporation (the “Board”) at any time and from time to time out of assets or funds of the Corporation legally available therefor and shall share equally on a per share basis in such dividends and distributions.
(c)   In the event of any voluntary or involuntary liquidation, dissolution or winding-up of the Corporation, after payment or provision for payment of the debts and other liabilities of the Corporation, and subject to the preferences and rights, if any, applicable to shares of Preferred Stock or any series thereof, the holders of shares of Common Stock shall be entitled to receive all of the remaining assets of the Corporation available for distribution to its stockholders, ratably in proportion to the number of shares of Common Stock held by them. Neither the consolidation or merger of the Corporation with or into any other person or persons nor the sale, transfer or lease of all or substantially all of the assets of the Corporation shall itself be deemed to be a liquidation, dissolution or winding up of the Corporation within the meaning of this paragraph (c).

2.   Provisions Relating to the Preferred Stock.
(a)   The Preferred Stock may be issued at any time and from time to time in one or more series. The Board is hereby authorized to provide for the issuance of shares of Preferred Stock in one or more series and, by resolution adopted in accordance with common law and by filing a certificate of designation pursuant to the applicable provisions of the DGCL (hereinafter referred to as a “Preferred Stock Certificate of Designation”), to establish from time to time the number of shares to be included in each such series, and to fix the voting powers, designations, preferences and the relative participating, optional or other special rights and qualifications, limitations and restrictions of each series, including, without limitation, dividend rights, dividend rates, conversion rights, voting rights, terms of redemption and liquidation preferences. The powers, preferences and relative, participating, optional and other special rights of each series of Preferred Stock and the qualifications, limitations or restrictions thereof, if any, may differ from those of any and all other series at any time outstanding. Any shares of any series of Preferred Stock purchased, exchanged, converted or otherwise acquired by the Corporation, in any manner whatsoever, shall be retired and cancelled promptly after the acquisition thereof. All such shares shall upon their cancellation become authorized but unissued shares of Preferred Stock, without designation as to series, and may be reissued as part of any series of Preferred Stock created by resolution or resolutions of the Board, subject to the conditions and restrictions on issuance set forth in this Certificate of Incorporation or in such resolution or resolutions. As of the date of this Certificate of Incorporation, the Corporation has one series of Preferred Stock outstanding, titled the “7% Series A Perpetual Cumulative Convertible Preferred Shares,” with such powers, preferences, rights and other terms as specified in the Amended and Restated Certificate of Designations of 7% Series A Perpetual Cumulative Convertible Preferred Shares, dated November 11, 2024, attached hereto as Exhibit A.
(b)   The Common Stock shall be subject to the express terms of the Preferred Stock and any series thereof.
(c)   Except as otherwise required by law, holders of Common Stock, as such, shall not be entitled to vote on any amendment to this Certificate of Incorporation or to a Preferred Stock Certificate of Designation that alters or changes the powers, preferences, rights or other terms of one or more outstanding series of Preferred Stock if the holders of such affected series are entitled, either separately or together with the holders of one or more other series of Preferred Stock, to vote thereon pursuant to this Certificate of Incorporation or a Preferred Stock Certificate of Designation or pursuant to the DGCL as currently in effect or as the same may hereafter be amended.
3.   Voting in Election of Directors.   Except as may be required by the DGCL or as provided in this Certificate of Incorporation or in a Preferred Stock Certificate of Designation, holders of Common Stock shall have the exclusive right to vote for the election of directors and for all other purposes, and holders of Preferred Stock shall not be entitled to vote on any matter or receive notice of any meeting of stockholders.
FIFTH.   Management of Corporation.   The following provisions are inserted for the management of the business, for the conduct of the affairs of the Corporation and for the purpose of creating, defining, limiting and regulating the powers of the Corporation and its directors and stockholders:
1.   Except as may otherwise be provided by law, this Certificate of Incorporation or the by-laws of the Corporation (the “By-laws”), the business and affairs of the Corporation shall be managed by or under the direction of the Board.
2.   Subject to any rights granted to the holders of shares of any class or series of Preferred Stock then outstanding, a director may be removed at any time, either with or without cause, upon the affirmative vote of the holders of at least a majority of the outstanding shares of Common Stock then entitled to vote in an election of directors.

3.   Subject to any rights granted to the holders of shares of any class or series of Preferred Stock then outstanding, and except as otherwise provided by law, any vacancy in the Board that results from the death, disability, resignation, disqualification or removal of any director or from any other cause shall be filled solely by an affirmative vote of at least a majority of the directors then in office, even if less than a quorum, or by a sole remaining director, unless filled by proper action of the stockholder of the Corporation. A director elected to fill a vacancy or a newly created directorship shall hold office until his or her successor has been elected and qualified or until his or her earlier death, resignation or removal. A vacancy that will occur at a specific date, by reason of a resignation effective at a later date or otherwise, may be filled before the vacancy occurs, but the newly elected director may not take office until the vacancy occurs. Any directorship to be filled by reason of an increase in the number of directors may be filled by election by the Board for a term of office continuing only until the next election of directors by the stockholders.
4.   No director or officer of the Corporation shall be liable to the Corporation or its stockholders for monetary damages for breach of his or her fiduciary duty as a director or officer, as applicable, provided that nothing contained in this Article FIFTH shall eliminate or limit the liability of a director or officer, as applicable, (a) for any breach of the director’s duty of loyalty to the Corporation or its stockholders, (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law, (c) with respect to directors only, under Section 174 of the DGCL or (d) for any transaction from which the director or officer, as applicable, derived an improper personal benefit. If the DGCL is amended to authorize corporate action further eliminating or limiting the personal liability of directors or officers, then the liability of a director or officer of the Corporation, as applicable, shall be eliminated or limited to the fullest extent permitted by the DGCL, as so amended. Any repeal or modification of the foregoing paragraph shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.
5.   To the fullest extent permitted by the DGCL, the Corporation shall indemnify and advance expenses (including reasonable attorneys’ fees) to the directors and officers of the Corporation, provided that, except as otherwise provided in the By-laws, the Corporation shall not be obligated to indemnify or advance expenses to a director or officer of the Corporation in respect of an action, suit or proceeding (or part thereof) instituted by such director or officer, unless such action, suit or proceeding (or part thereof) has been authorized by the Board. The rights provided by this Section 5 of Article FIFTH shall not limit or exclude any rights, indemnities or limitations of liability to which any director or officer of the Corporation may be entitled, whether as a matter of law, under the By-laws, by agreement, vote of the stockholders, approval of the directors of the Corporation or otherwise.
SIXTH.   Stockholder Action by Written Consent.   Any action required or permitted to be taken at any annual or special meeting of stockholders of the Corporation must be effected at a duly called annual or special meeting of the stockholders and may not be taken by written consent of the stockholders. Notwithstanding the foregoing, holders of one or more classes or series of Preferred Stock may, to the extent permitted by and pursuant to the terms of such class or series of Preferred Stock adopted by resolution or resolutions of the Board, act by written consent.
SEVENTH.   Special Meeting of Stockholders.   Except as otherwise required by law and subject to any rights granted to holders of shares of any class or series of Preferred Stock then outstanding, a special meeting of the stockholders for any purpose may be called by (a) resolution of the Board, (b) the chairman of the Board, (c) any two or more directors, (d) any director together with the secretary of the Corporation or (e) the holders of at least ten percent (10%) of all issued and outstanding common stock entitled to vote at a meeting of stockholders.
EIGHTH.   Business Opportunities.   To the fullest extent permitted by Section 122(17) of the DGCL (or any successor provision), the Corporation, on behalf of itself and its subsidiaries, renounces and waives any interest or expectancy of the Corporation and its subsidiaries in, or in being offered an opportunity to participate in, directly or indirectly, any potential transactions, matters or business opportunities (including, without limitation, any business activities or lines of business that are the same as or similar to those pursued by, or competitive with, the Corporation or any of its subsidiaries or any dealings with customers or clients of the Corporation or any of its subsidiaries) (each a “Corporate Opportunity”) that are from time to time presented to any of its officers, directors, employees, agents, stockholders, members, partners or affiliates, even if the transaction, matter or opportunity is one that the Corporation or its subsidiaries might reasonably be deemed to have pursued or had the ability or desire to pursue if granted the opportunity to do so. None of the Corporation’s officers, directors, employees, agents, stockholders, members, partners or affiliates shall be liable to the Corporation or any of its subsidiaries for breach of any fiduciary or other duty, as a director or officer or otherwise, by reason of the fact that such person pursues, acquires or participates in such Corporate Opportunity, directs such Corporate Opportunity to another person or fails to communicate, offer or present such Corporate Opportunity, or information regarding such Corporate Opportunity, to the Corporation or its subsidiaries, unless, in the case of any such person who is a director or officer of the Corporation, such business opportunity is expressly offered to such director or officer in writing solely in his or her capacity as a director or officer of the Corporation. Any person purchasing or otherwise acquiring any interest in any shares of capital stock of the Corporation shall be deemed to have notice of and have consented to the provisions of this Article EIGHTH. Neither the alteration, amendment or repeal of this Article EIGHTH, nor the adoption of any provision of this Certificate of Incorporation inconsistent with this Article EIGHTH, nor, to the fullest extent permitted by Delaware law, any modification of law, shall eliminate or reduce the effect of this Article EIGHTH in respect of any Corporate Opportunity first identified or any other matter occurring, or any cause of action, suit or claim that, but for this Article EIGHTH, would accrue or arise, prior to such alteration, amendment, repeal, adoption or modification. If any provision or provisions of this Article EIGHTH shall be held to be invalid, illegal or unenforceable as applied to any circumstance for any reason whatsoever: (a) the validity, legality and enforceability of such provisions in any other circumstance and of the remaining provisions of this Article EIGHTH (including, without limitation, each portion of any paragraph of this Article EIGHTH containing any such provision held to be invalid, illegal or unenforceable that is not itself held to be invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby and (b) to the fullest extent possible, the provisions of this Article EIGHTH (including, without limitation, each such portion of any paragraph of this Article EIGHTH containing any such provision held to be invalid, illegal or unenforceable) shall be construed so as to permit the Corporation to protect its directors, officers, employees and agents from personal liability in respect of their good faith service to or for the benefit of the Corporation to the fullest extent permitted by law. This Article EIGHTH shall not limit any protections or defenses available to, or indemnification or advancement rights of, any director or officer of the Corporation under this Certificate of Incorporation, the By-laws, applicable law, any agreement or otherwise.
NINTH.   Amendment of the Certificate of Incorporation.   The Corporation reserves the right to amend, alter or repeal any provision contained in this Certificate of Incorporation in the manner now or hereafter prescribed by the DGCL, and all rights herein conferred upon stockholders or directors are granted subject to this reservation, provided, however, that any amendment, alteration or repeal of Section 5 of Article FIFTH shall not adversely affect any right or protection existing under this Certificate of Incorporation immediately prior to such amendment, alteration or repeal, including any right or protection of a director thereunder in respect of any act or omission occurring prior to the time of such amendment, alteration or repeal.
TENTH.   Amendment of the By-laws.   Subject to the terms and conditions of the last sentence of this Article TENTH, in furtherance and not in limitation of the powers conferred by law, the Board is expressly authorized to amend, alter or repeal the By-laws, without the assent or vote of stockholders of the Corporation, subject to the power of the stockholders of the Corporation entitled to vote with respect thereto to amend, alter or repeal the By-laws. Any amendment, alteration or repeal of the By-laws by the Board shall require the affirmative vote of at least a majority of the directors then in office. In addition to any other vote otherwise required by law, the stockholders of the Corporation may amend, alter or repeal the By-laws at any annual or special general meeting, provided that any such action will require the affirmative vote of the majority of votes cast.
ELEVENTH.   Exclusive Jurisdiction for Certain Actions.   Unless the Corporation consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware (the “Court of Chancery”) shall, to the fullest extent permitted by law, be the sole and exclusive forum for

(a) any derivative action or proceeding brought on behalf of the Corporation, (b) any action or proceeding asserting a claim of breach of a fiduciary duty owed by any current or former director, officer, employee, agent or stockholder of the Corporation to the Corporation or the Corporation’s stockholders (c) any action or proceeding asserting a claim arising out of or pursuant to or seeking to enforce any right obligation or remedy under any provision of the DGCL, or as to which the DGCL confers jurisdiction on the Court of Chancery (including, without limitation, any action asserting a claim arising out of or pursuant to this Certificate of Incorporation or the By-laws), or (d) any action or proceeding asserting a claim that is governed by the internal affairs doctrine, in each such case subject to said Court of Chancery having personal jurisdiction over the indispensable parties named as defendants therein. Unless the Corporation consents in writing to the selection of an alternative forum, the federal district courts of the United States of America will, to the fullest extent permitted by law, be the sole and exclusive forum for the resolution of any action asserting a cause of action with respect to the shares of capital stock of the Corporation arising under the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder. Any person or entity holding, owning, purchasing or otherwise acquiring any interest in shares of capital stock of the Corporation shall be deemed to have notice of and consented to the provisions of this Article ELEVENTH.

IN WITNESS WHEREOF, I have signed this Certificate of Incorporation this           day of            , 2025.

[NAME OF INCORPORATOR]

Exhibit A
Amended and Restated Certificate of Designations of 7% Series A Perpetual Cumulative
Convertible Preferred Shares
[Intentionally Omitted]

Appendix B
JAMES RIVER GROUP HOLDINGS, INC.
BY-LAWS
Effective as of           , 2025

JAMES RIVER GROUP HOLDINGS, INC.
BY-LAWS

B-i

B-ii

B-iii

JAMES RIVER GROUP HOLDINGS, INC.
BY-LAWS
As effective as of            , 2025
ARTICLE I
MEETINGS OF STOCKHOLDERS
Section 1.01.   Annual Meetings.   An annual meeting of the stockholders of James River Group Holdings, Inc. (the “Corporation”), for the election of directors to succeed directors whose terms expire and for the transaction of such other business as properly may come before such meeting shall be held each year either within or without the State of Delaware on such date and at such place, if any, and time as exclusively may be fixed from time to time by (i) resolution of the Corporation’s board of directors (the “Board”), (ii) the Chairperson of the Board (the “Chairperson”), (iii) any two or more directors or (iv) any director together with the secretary of the Corporation (the “Secretary”), as set forth in the notice or waiver of notice of the meeting. In lieu of holding an annual meeting of the stockholders at a designated place, the Board may, in its sole discretion, determine that any annual meeting of stockholders may be held solely by means of remote communication in accordance with Section 1.03 of these by-laws (the “By-laws”). The Board may postpone, reschedule or cancel any annual meeting of stockholders previously scheduled by the Board.
Section 1.02.   Special Meetings.   A special meeting of the stockholders for any purpose may be called by (i) resolution of the Board, (ii) the Chairperson, (iii) any two or more directors, (iv) any director together with the Secretary or (v) the holders of at least ten percent (10%) of all issued and outstanding common stock entitled to vote at a meeting of stockholders, provided that such stockholders submit written notice to the Secretary in compliance with Section 1.13(a) of these By-laws. Notice of every special meeting of the stockholders of the Corporation shall state the purpose or purposes of such meeting. Except as otherwise required by law, the business conducted at a special meeting of stockholders of the Corporation shall be limited exclusively to the business set forth in the Corporation’s notice of meeting, and the individual or group calling such meeting shall have exclusive authority to determine the business included in such notice. Any special meeting of the stockholders shall be held either within or without the State of Delaware, at such place, if any, and on such date and time, as shall be specified in the notice of such special meeting. In lieu of holding a special meeting of the stockholders at a designated place, the Board may, in its sole discretion, determine that any special meeting of stockholders may be held solely by means of remote communication in accordance with Section 1.03 of these By-laws. The Board may postpone, reschedule or cancel any special meeting of stockholders previously scheduled by the Board pursuant to sections (i), (ii), (iii) and (iv) of this Section 1.02 of these By-laws.
Section 1.03.   Participation in Meetings by Remote Communication.   The Board, acting in its sole discretion, may establish guidelines and procedures in accordance with applicable provisions of the General Corporation Law of the State of Delaware, as amended from time to time (the “DGCL”), and any other applicable law for the participation by stockholders and proxyholders in a meeting of stockholders by means of remote communications (including by webcast), and may determine that any meeting of stockholders will not be held at any place but will be held solely by means of remote communication (including by webcast). Stockholders and proxyholders complying with such procedures and guidelines and otherwise entitled to vote at a meeting of stockholders shall be deemed present in person and entitled to vote at a meeting of stockholders, whether such meeting is to be held at a designated place or solely by means of remote communication (including by webcast); provided that (i) the Corporation shall implement reasonable measures to verify that each person deemed present and permitted to vote at the meeting by means of remote communication is a stockholder or proxyholder, (ii) the Corporation shall implement reasonable measures to provide such stockholders and proxyholders a reasonable opportunity to participate in the meeting and to vote on matters submitted to the stockholders, including an opportunity to read or hear the proceedings of the meeting substantially concurrently with such proceedings, and (iii) if any stockholder or proxyholder votes or takes other action at the meeting by means of remote communication, a record of such vote or other action shall be maintained by the Corporation.

Section 1.04.   Notice of Meetings; Waiver of Notice.
(a)   The Secretary or any Assistant Secretary shall cause notice of each meeting of stockholders to be given in writing in a manner permitted by the DGCL not less than fifteen (15) days nor more than sixty (60) days prior to the meeting to each stockholder of record entitled to vote at such meeting as of the record date for determining the stockholders entitled to notice of the meeting, subject to such exclusions as are then permitted by the DGCL. The notice shall specify (i) the place, if any, date and time of such meeting, (ii) the means of remote communications, if any, by which stockholders and proxyholders may be deemed to be present in person and vote at such meeting, (iii) in the case of a special meeting, the purpose or purposes for which such meeting is called, and (iv) the record date for determining the stockholders entitled to vote at the meeting (if such date is different from the record date for stockholders entitled to notice of the meeting). The notice may contain such other information as may be required by law or as may be deemed appropriate by the Chairperson, the Secretary or the Board. If the meeting of stockholders is to be held solely by means of electronic communications, the notice of meeting must provide the information required to access such stockholder list during the meeting.
(b)   A written waiver of notice of the time, place and purpose of any meeting signed by a stockholder entitled to notice or a waiver by electronic transmission by a stockholder entitled to notice, whether given before or after the meeting time stated in such notice or in any manner that may be permitted under DGCL, is deemed equivalent to notice. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders need be specified in a waiver of notice. Attendance of a stockholder at a meeting is a waiver of notice of such meeting, except when the stockholder attends a meeting for the express purpose of objecting at the beginning of the meeting to the transaction of any business at the meeting on the ground that the meeting is not lawfully called or convened, or unless with respect to consideration of a particular matter at the meeting that is not within the purpose or purposes described in the meeting notice, the stockholder objects to considering the matter when it is presented.
Section 1.05.   Record Dates.   The Board may fix in advance a record date for the purpose of determining stockholders entitled to notice of and to vote at a meeting of stockholders or an adjournment of the meeting or to express consent to or to dissent from a proposal without a meeting; for the purpose of determining stockholders entitled to receive payment of a dividend or an allotment of a right; or for the purpose of any other action. The date fixed shall not be more than sixty (60) nor less than ten (10) days before the date of the meeting, nor more than sixty (60) days before any other action. In such case only the stockholders that shall be stockholders of record on the date so fixed shall be entitled to notice of and to vote at the meeting or an adjournment of the meeting or to express consent to or to dissent from the proposal; to receive payment of the dividend or the allotment of rights; or to participate in any other action, notwithstanding any transfer of any stock on the books of the Corporation, after any such record date. Nothing in this By-law shall affect the rights of a stockholder and his or her transferee or transferor as between themselves.
Section 1.06.   Proxies.
(a)   Each stockholder entitled to vote at a meeting of stockholders or to express consent to or dissent from corporate action in writing without a meeting may authorize another person or persons to act for such stockholder by proxy. A stockholder who is the holder of two or more shares may appoint more than one proxy to represent him or her and vote on his or her behalf in respect of different shares.
(b)   A stockholder may authorize a valid proxy by executing a written instrument signed by such stockholder, or by causing his or her signature to be affixed to such writing by any reasonable means, including but not limited to by facsimile signature, or by transmitting or authorizing an electronic transmission (as defined in Section 8.09 of these By-laws) setting forth an authorization to act as proxy to the person designated as the holder of the proxy, a proxy solicitation firm or a like authorized agent. Proxies by electronic transmission must either set forth, or be submitted with, information from which it can be determined that the electronic transmission was authorized by the stockholder. Any copy, facsimile telecommunication or other reliable reproduction of a writing or transmission created pursuant to this section may be substituted or used in lieu of the original writing or transmission for any and all purposes for which the original writing or transmission could be used if such copy, facsimile telecommunication or other reproduction is a complete reproduction of the entire original writing or transmission. Notwithstanding the foregoing, a stockholder may grant a proxy in any manner authorized by the laws of the State of Delaware.
(c)   No proxy may be voted or acted upon after the expiration of three years from the date of such proxy, unless such proxy provides for a longer period. Every proxy is revocable at the pleasure of the stockholder executing it unless the proxy states that it is irrevocable and applicable law makes it irrevocable. A stockholder may revoke any proxy that is not irrevocable by attending the meeting and voting in person or by filing an instrument in writing revoking the proxy or by filing another duly executed proxy bearing a later date with the Secretary.
Section 1.07.   Voting Lists.   The officer of the Corporation who has charge of the stock ledger of the Corporation shall prepare and certify, no later than ten (10) days before each meeting of the stockholders (and before any adjournment thereof for which a new record date has been set), a complete list of the stockholders entitled to vote at the meeting (provided, however, if the record date for determining the stockholders entitled to vote is less than ten (10) days before the meeting date, the list shall reflect the stockholders entitled to vote as of the tenth (10th) day before the meeting date), arranged in alphabetical order within each class and series and showing the address of each stockholder and the number of shares registered in the name of each stockholder. This list shall be open to the examination of any stockholder for any purpose germane to the meeting for a period of ten (10) days ending on the day before the meeting: (i) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of meeting or (ii) during ordinary business hours at the principal place of business of the Corporation in the manner required by the DGCL and other applicable law. In the event that the Corporation determines to make the list available on an electronic network, the Corporation may take reasonable steps to ensure such information is available only to stockholders of the Corporation. The stock ledger shall be the only evidence as to which stockholders are entitled by this section to examine the list required by this section or to vote in person or by proxy at any meeting of stockholders.
Section 1.08.   Quorum.   Except as otherwise required by law or by the certificate of incorporation of the Corporation as then in effect (as the same may be amended from time to time, the “Certificate of Incorporation”), the presence in person or by proxy of the holders of record of a majority of all issued and outstanding stock entitled to vote at a meeting of stockholders shall constitute a quorum for the transaction of business at such meeting provided, however, that where a separate vote by a class or series is required, the holders of a majority in voting power of all issued and outstanding stock of such class or series entitled to vote on such matter, present in person or represented by proxy, shall constitute a quorum entitled to take action with respect to such matter. In the absence of a quorum, the chairperson of the meeting or the stockholders so present may, by a majority in voting power thereof, adjourn the meeting from time to time in the manner provided in Section 1.10 of these By-laws until a quorum shall attend. When the holders of a class or series of shares are entitled to vote separately on an item of business, this By-law applies in determining the presence of a quorum of the class or series for transacting the item of business.
Section 1.09.   Voting.   Except as otherwise provided in the Certificate of Incorporation or by applicable law, every holder of record of shares entitled to vote at a meeting of stockholders is entitled to one vote for each share outstanding in his or her or its name on the books of the Corporation (a) at the close of business on the record date for such meeting, or (b) if no record date has been fixed, at the close of business on the day next preceding the day on which notice of the meeting is given, or if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. Votes may be cast orally or in writing. All matters at any meeting at which a quorum is present, except the election of directors, shall be decided by the affirmative vote of the holders of at least a majority of the votes cast, unless otherwise expressly provided by express provision of the rules or regulations of any stock exchange applicable to the Corporation, the Certificate of Incorporation or these By-laws, or any law or regulation applicable to the Corporation or its securities, in which case such different or minimum vote shall be the applicable vote on the matter. Subject to the rights of the holders of any class or series of preferred stock to elect additional directors under specific circumstances, as may be set forth in the certificate of designations for such class or series of preferred stock, the election of directors shall be decided by the affirmative vote of the holders of at least a majority of votes cast, except that if the number of persons validly proposed for re-election or election as a director exceeds the number of positions available for the election of directors, then the persons receiving the most votes (up to the number of directors to be elected) shall be elected as directors, and an absolute majority of the votes cast shall not be a prerequisite to the election of such directors. The stockholders do not have the right to cumulate their vote for the election of directors.
Section 1.10.   Adjournment.   Any meeting of stockholders may be adjourned from time to time, by the chairperson of the meeting or by the vote of a majority of the shares of stock present in person or represented by proxy at the meeting, whether or not a quorum is present, to reconvene at the same or some other place (including an adjournment taken to address a technical failure to convene or continue a meeting using remote communication), and notice need not be given of any such adjourned meeting if the place, if any, and date and time thereof (and the means of remote communication, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such meeting) are (i) announced at the meeting at which the adjournment is taken, or (ii) displayed, during the time scheduled for the meeting, on the same electronic network used to enable stockholders and proxy holders to participate in the meeting by means of remote communication or (iii) set forth in the notice of meeting given in accordance with Section 222(a) of the DGCL and at the adjourned meeting the only business to be transacted is business that might have been transacted at the original meeting unless the adjournment is for more than 30 days or a new record date is fixed for the adjourned meeting after the adjournment, in which case notice of the adjourned meeting in accordance with Section 1.04 of these By-laws shall be given to each stockholder of record entitled to vote at the meeting. If after the adjournment a new record date for determination of stockholders entitled to vote is fixed for the adjourned meeting, the Board shall fix as the record date for determining stockholders entitled to notice of such adjourned meeting the same or an earlier date as that fixed for determination of stockholders entitled to vote at the adjourned meeting, and shall give notice of the adjourned meeting to each stockholder of record as of the record date so fixed for notice of such adjourned meeting. At the adjourned meeting, the Corporation may transact any business that might have been transacted at the original meeting.
Section 1.11.   Organization; Procedure.
(a)   Unless otherwise agreed by a majority of those attending and entitled to vote thereat or approved by the Board in advance of the meeting, the Chairperson (if present), and if not, the Chief Executive Officer of the Company (if present), shall act as chairman of the meeting at all general meetings. In their absence, a chairperson of the meeting may be appointed by the Board or, if not so appointed by the Board, shall be appointed or elected by those present at the meeting and entitled to vote. The Secretary or, in the event of his or her absence or disability, the Assistant Secretary, if any, or, if there be no Assistant Secretary, in the absence of the Secretary, an appointee of the presiding person, shall act as secretary of the meeting. The Board may make such rules or regulations for the conduct of meetings of stockholders as it shall deem necessary, appropriate or convenient. Subject to any such rules and regulations, the presiding person of any meeting shall have the right and authority to prescribe rules, regulations and procedures for such meeting and to take all such actions as in the judgment of the presiding person are appropriate for the proper conduct of such meeting. Such rules, regulations or procedures, whether adopted by the Board or prescribed by the presiding person of the meeting, may include, without limitation, the following: (i) the establishment of an agenda or order of business for the meeting; (ii) rules and procedures for maintaining order at the meeting and the safety of those present; (iii) limitations on attendance at or participation in the meeting to stockholders of record of the Corporation, their duly authorized and constituted proxies or such other persons as the presiding person of the meeting shall determine; (iv) restrictions on entry to the meeting after the time fixed for the commencement thereof; and (v) limitations on the time allotted to questions or comments by participants. The presiding person shall announce at the meeting the date and time of the opening and the closing of the polls for each matter voted upon. If no announcement is made, the polls shall be deemed to have closed upon the final adjournment of the meeting. After the polls close, no ballots, proxies or votes, nor any revocations or changes thereto may be accepted. Except to the extent inconsistent with such rules and regulations as adopted by the Board, the presiding person shall have the right and authority to convene and (for any or no reason) to recess and/or adjourn the meeting. The presiding person at any meeting of stockholders, in addition to making any other determinations that may be appropriate to the conduct of the meeting, shall, if the facts warrant, determine and declare to the meeting that a matter or business was not properly brought before the meeting and if such presiding person should so determine, such presiding person shall so declare to the meeting and any such matter of business not properly brought before the meeting shall not be transacted or considered. Unless and to the extent determined by the Board or the person presiding over the meeting, meetings of stockholders shall not be required to be held in accordance with the rules of parliamentary procedure.
(b)   Preceding any meeting of the stockholders, the Board may, and when required by law shall, appoint one or more persons to act as inspectors of elections, and may designate one or more alternate inspectors. If no inspector or alternate so appointed by the Board is able to act, or if no inspector or alternate has been appointed and the appointment of an inspector is required by law, the person presiding at the meeting shall appoint one or more inspectors to act at the meeting. No director or nominee for the office of director shall be appointed as an inspector of elections. Each inspector, before entering upon the discharge of the duties of an inspector, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of his or her ability. The inspectors shall discharge their duties in accordance with the requirements of applicable law. They shall also (1) ascertain the number of shares outstanding and the voting power of each; (2) determine the shares represented at a meeting and the validity of proxies and ballots; (3) count all votes and ballots; (4) determine and retain for a reasonable period a record of the disposition of any challenges made to any determination by the inspectors; and (5) certify their determination of the number of shares represented at the meeting, and their count of all votes and ballots. The inspectors may appoint or retain other persons or entities to assist the inspectors in the performance of the duties of the inspectors. On request of the person presiding at the meeting, the inspectors shall make and execute a written report to the person presiding at the meeting of any of the facts found by them and matters determined by them. The report shall be prima facie evidence of the facts stated and of the vote as certified by the inspectors.
Section 1.12.   Consent of Stockholders in Lieu of Meeting.   Except as otherwise provided in the Certificate of Incorporation, stockholders may not take any action by written consent in lieu of action at an annual or special meeting of stockholders.
Section 1.13.   Notice of Stockholder Proposals and Nominations.
(a)   Annual Meetings of Stockholders.
(i)   Nominations of persons for election to the Board and the proposal of business to be considered by the stockholders may be made at an annual meeting of stockholders only (A) pursuant to the Corporation’s notice of the meeting (or any supplement thereto) delivered pursuant to Section 1.04 of these By-laws, (B) by or at the direction of the Board or a committee of the Board appointed by the Board for such purpose or (C) by any stockholder of the Corporation who is entitled to vote at the meeting, who complies with the notice procedures set forth in clauses (ii) and (iii) of this Section 1.13(a) and who is a stockholder of record at the time such notice is delivered to the Secretary and at the date of the meeting.
(ii)   For nominations or other business to be properly brought before an annual meeting by a stockholder pursuant to subclause (C) of Section 1.13(a)(i) of these By-laws, the stockholder must have given timely notice thereof in writing to the Secretary and, in the case of business other than nominations for persons for election to the Board, such other business must constitute a proper matter for stockholder action. To be timely, a stockholder’s notice shall be delivered to the Secretary at the principal executive offices of the Corporation not less than ninety (90) days nor more than one hundred and twenty (120) days prior to the first anniversary date of the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is advanced or delayed by more than twenty-five (25) days from such anniversary date of the preceding year’s annual meeting, for notice by the stockholder to be timely, it must be so delivered not earlier than one hundred and twenty (120) days prior to such annual meeting and not later than the close of business on the later of the seventieth (70th) day prior to such annual meeting or the close of business on the tenth (10th) day following the day on which public announcement of the date of such meeting is first made. Such stockholder’s notice shall set forth (A) as to each person whom the stockholder proposes to nominate for election or re-election as a director, all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to and in accordance with Section 14(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and the rules and regulations promulgated thereunder, including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected; (B) as to any other business that the stockholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the text of the proposal or business (including the text of any resolutions proposed for consideration and, in the event that such business includes a proposal to amend the Certificate of Incorporation or these By-laws, the text of the proposed amendment), the reasons for conducting such business at the meeting and any material interest in such business of such stockholder and of the beneficial owner, if any, on whose behalf the proposal is made; and (C) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (1) the name and address of such stockholder, as they appear on the Corporation’s books, and of such beneficial owner; (2) the class or series and number of shares of capital stock of the Corporation which are owned, directly or indirectly, beneficially and of record by such stockholder and such beneficial owner; (3) a representation that the stockholder is a holder of record of the stock of the Corporation at the time of giving the notice, will be entitled to vote at such meeting and will appear in person or by proxy at the meeting to propose such business or nomination; (4) a representation whether the stockholder or the beneficial owner, if any, will be or is part of a group which will (x) deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Corporation’s outstanding capital stock required to approve or adopt the proposal or elect the nominee and/or (y) otherwise solicit proxies from stockholders in support of such proposal or nomination; and (5) a certification regarding whether such stockholder and beneficial owner, if any, have complied with all applicable federal, state and other legal requirements in connection with the stockholder’s and/or beneficial owner’s acquisition of shares of capital stock or other securities of the Corporation and/or the stockholder’s and/or beneficial owner’s acts or omissions as a stockholder of the Corporation. Notice of a stockholder nomination or proposal shall also set forth, as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (A) a description of any agreement, arrangement or understanding with respect to the nomination or proposal and/or the voting of shares of any class or series of stock of the Corporation between or among the stockholder giving notice, the beneficial owner, if any, on whose behalf the nomination or proposal is made, any of their respective affiliates or associates and/or any other person or persons (including their names) acting in concert with any of the foregoing (collectively, the “proponent persons”); (B) a description of any agreement, arrangement or understanding (including, without limitation, regardless of the form of settlement, any derivative, long or short positions, profit interests, forwards, futures, swaps, options, warrants, convertible securities, stock appreciation or similar rights, hedging transactions and borrowed or loaned shares) to which any proponent person is a party, the effect or intent of which is to transfer to or from any proponent person, in whole or in part, any of the economic consequences of ownership of any security of the Corporation, to increase or decrease the voting power of any proponent person with respect to shares of any class or series of stock of the Corporation and/or to provide any proponent person, directly or indirectly, with the opportunity to profit or share in any profit derived from, or to otherwise benefit economically from, any increase or decrease in the value of any security of the Corporation (a “Derivative Instrument”); (C) to the extent not disclosed pursuant to the immediately preceding clause (B), the principal amount of any indebtedness of the Corporation or any of its subsidiaries beneficially owned by such stockholder or by beneficial owner, if any, together with the title of the instrument under which such indebtedness was issued and a description of any Derivative Instrument entered into by or on behalf of such stockholder or such beneficial owner relating to the value or payment of any indebtedness of the Corporation or any such subsidiary; and (D) any other information relating to such stockholder and beneficial owner, if any, required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for, as applicable, the proposal and/or for the election of directors in an election contest pursuant to and in accordance with Section 14(a) of the Exchange Act and the rules and regulations promulgated thereunder. The foregoing notice requirements shall be deemed satisfied by a stockholder if the stockholder has notified the Corporation of his or her intention to present a proposal at an annual meeting in compliance with Rule 14a – 8 (or any successor thereof) promulgated under the Exchange Act, and such stockholder’s proposal has been included in a proxy statement that has been prepared by the Corporation to solicit proxies for such annual meeting. A stockholder providing notice of a proposed nomination for election to the Board or other business proposed to be brought before a meeting (whether given pursuant to this paragraph 1.13(a)(ii) or paragraph (b) of this Section 1.13 of these By-laws) shall update and supplement such notice from time to time to the extent necessary so that the information provided or required to be provided in such notice shall be true and correct (x) as of the record date for determining the stockholders entitled to notice of the meeting and (y) as of the date that is fifteen (15) days prior to the meeting or any adjournment or postponement thereof; provided that if the record date for determining the stockholders entitled to vote at the meeting is less than fifteen (15) days prior to the meeting or any adjournment or postponement thereof, the information shall be supplemented and updated as of such later date. Any such update and supplement shall be delivered in writing to the Secretary at the principal executive offices of the Corporation not later than five (5) days after public announcement of the record date for determining the stockholders entitled to notice of the meeting (in the case of any update and supplement required to be made as of the record date for determining the stockholders entitled to notice of the meeting), not later than ten (10) days prior to the date for the meeting or any adjournment or postponement thereof (in the case of any update or supplement required to be made as of fifteen (15) days prior to the meeting or adjournment or postponement thereof) and not later than five (5) days after public announcement of the record date for determining the stockholders entitled to vote at the meeting, but no later than the date prior to the meeting or any adjournment or postponement thereof (in the case of any update and supplement required to be made as of a date less than fifteen (15) days prior to the date of the meeting or any adjournment or postponement thereof). The Corporation may require any proposed nominee to furnish such other information as it may reasonably require to determine the eligibility of such proposed nominee to serve as a director of the Corporation and to determine the independence of such director under the Exchange Act and the rules and regulations promulgated thereunder and applicable stock exchange rules. In addition, a stockholder seeking to bring an item of business before the annual meeting shall promptly provide any other information reasonably requested by the Corporation.
(iii)   Notwithstanding anything in Section 1.13(a)(ii) of these By-laws to the contrary, in the event that the number of directors to be elected to the Board at an annual meeting is increased and there is no public announcement naming all of the nominees for director or specifying the size of the increased Board made by the Corporation at least one hundred (100) calendar days prior to the first anniversary date of the preceding year’s annual meeting, then a stockholder’s notice under this Section 1.13(a) shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it is received by the Secretary at the principal executive offices of the Corporation not later than the close of business on the tenth (10th) day following the day on which such public announcement is first made by the Corporation.
(b)   Special Meetings of Stockholders.   Only such business as shall have been brought before the special meeting of the stockholders pursuant to the Corporation’s notice of meeting shall be conducted at such meeting. Nominations of persons for election to the Board may be made at a special meeting of stockholders at which directors are to be elected pursuant to the Corporation’s notice of meeting (1) by or at the direction of the Board or a Committee appointed by the Board for such purpose or (2) provided that the Board has determined that directors shall be elected at such meeting, by any stockholder of the Corporation who is entitled to vote at the meeting, who complies with the notice procedures set forth in this Section 1.13(b) and at the date of the meeting who is a stockholder of record at the time such notice is delivered to the Secretary. In the event the Corporation calls a special meeting of stockholders for the purpose of electing one or more directors of the Corporation, any stockholder entitled to vote at such meeting may nominate a person or persons, as the case may be, for election to such position(s) as specified by the Corporation, if the stockholder’s notice as required by Section 1.13(a)(ii) of these By-laws shall be delivered to the Secretary at the principal executive offices of the Corporation not earlier than the one hundred and twenty (120) days prior to such special meeting and not later than the close of business on the later of the ninetieth (90th) day prior to such special meeting or the tenth (10th) day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board to be elected at such meeting. In no event shall the public announcement of an adjournment or postponement of a special meeting commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above.
(c)   General.
(i)   Except as set forth in the Investment Agreement, dated as of February 24, 2022, by and between the Corporation and GPC Partners Investments (Thames) LP (the “Investor”), as amended (the “Investment Agreement”), only such persons who are nominated in accordance with the procedures set forth in this Section 1.13 shall be eligible to serve as directors and only such business shall be conducted at an annual or special meeting of stockholders as shall have been brought before the meeting in accordance with the procedures set forth in this Section 1.13. Except as otherwise provided by applicable law, the Certificate of Incorporation or these By-laws, the presiding officer of a meeting of stockholders shall have the power and duty (x) to determine whether a nomination or any business proposed to be brought before the meeting was made in accordance with the procedures set forth in this Section 1.13 (including whether the stockholder or beneficial owner, if any, on whose behalf the nomination or proposal is made, solicited (or is part of a group which solicited) or did not so solicit, as the case may be, proxies in support of such stockholder’s nominee or proposal in compliance with such stockholder’s representation as required by clause (a)(ii)(C)(4) of this Section 1.13), and (y) if any proposed nomination or business is not in compliance with this Section 1.13, to declare that such defective nomination shall be disregarded or that such proposed business shall not be transacted.
(ii)   If the stockholder (or a qualified representative of the stockholder) making a nomination or proposal under this Section 1.13 does not appear at a meeting of stockholders to present such nomination or proposal, the nomination shall be disregarded and/or the proposed business shall not be transacted, as the case may be, notwithstanding that proxies in favor thereof may have been received by the Corporation. For purposes of this Section 1.13, to be considered a qualified representative of the stockholder, a person must be a duly authorized officer, manager or partner of such stockholder or authorized by a writing executed by such stockholder or an electronic transmission delivered by such stockholder to act for such stockholder as proxy at the meeting of stockholders and such person must produce such writing or electronic transmission, or a reliable reproduction of the writing or electronic transmission, at the meeting of stockholders. Notwithstanding anything to the contrary in these By-laws, unless otherwise required by law, if any stockholder provides notice pursuant to Rule 14a-19(b) promulgated under the Exchange Act with respect to any proposed nominee and subsequently fails to comply with the requirements of Rule 14a-19(a)(2) or Rule 14a-19(a)(3) promulgated under the Exchange Act (or fails to timely provide reasonable evidence sufficient to satisfy the Board that such stockholder has met the requirements of Rule 14a-19(a)(3) promulgated under the Exchange Act in accordance with the last sentence of this paragraph), then such stockholder’s nomination of each such proposed nominee shall be disregarded, notwithstanding that proxies or votes in respect of the election of such proposed nominees of such stockholder may have been received by the Corporation. A stockholder of record, beneficial owner, or proponent person must notify the Corporation if it no longer intends to solicit proxies in accordance with the representations it has made to the Corporation regarding proxy solicitation and compliance with Rule 14a-19 or otherwise fails to timely satisfy the requirements of Rule 14a-19. A stockholder may not present a nomination (and any nominee shall be disqualified from standing for election as a nominee of such stockholder) if such stockholder of record, the beneficial owner on whose behalf such stockholder gave notice, or any proponent person or nominee breaches a representation required by these Bylaws or fails to comply with the requirements set forth in this Section 1.13 or applicable law or provides incomplete, false or misleading information to the Corporation. Upon request by the Corporation, if any stockholder of record provides notice pursuant to Rule 14a-19(b) promulgated under the Exchange Act, such stockholder shall deliver to the Corporation, no later than five (5) business days prior to the applicable meeting, reasonable evidence that it has met the requirements of Rule 14a-19(a)(3) promulgated under the Exchange Act. Any stockholder directly or indirectly soliciting proxies from other stockholders must use a proxy card color other than white, which shall be reserved for exclusive use by the Board.

(iii)   Whenever used in these By-laws, “public announcement” shall mean disclosure in a press release reported by the Dow Jones News Service, the Associated Press, PR Newswire, Businesswire, Bloomberg or comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act and the rules and regulations promulgated thereunder.
(iv)   Notwithstanding the foregoing provisions of this Section 1.13, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations promulgated thereunder with respect to the matters set forth in this Section 1.13. Nothing in this Section 1.13 shall be deemed to affect any rights of (x) stockholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act or (y) the holders of any series of preferred stock to elect directors pursuant to any applicable provisions of the Certificate of Incorporation or of the relevant preferred stock certificate of designation.
(v)   The announcement of an adjournment or postponement of an annual or special meeting does not commence a new time period (and does not extend any time period) for the giving of notice of a stockholder nomination or a stockholder proposal as described above.
(vi)   Notwithstanding anything to the contrary contained in this Section 1.13, for as long as the Investment Agreement remains in effect, the Investor shall not be subject to the notice procedures set forth in paragraphs 1.13(a)(ii), 1.13(a)(iii) or 1.13(b) of this Section 1.13 with respect to any annual or special meeting of stockholders.
ARTICLE II
BOARD OF DIRECTORS
Section 2.01.   General Powers.   Except as may otherwise be provided by law or the Certificate of Incorporation or by these By-laws, the property, affairs and business of the Corporation shall be managed by or under the direction of the Board and the Board may exercise all the powers and authority of the Corporation. Except as otherwise provided in these By-laws, the directors shall act only as a Board, and the individual directors shall have no power as such.
Section 2.02.   Number and Term of Office.   Subject to any rights granted to the holders of shares of any class or series of preferred stock then outstanding, the entire Board will be composed of not less than five (5) and not more than fifteen (15) members, each of whom shall be a natural person. The precise number of directors of the Corporation shall be fixed, and may be altered from time to time, only by resolution of the Board within such limit but in no event may the number of directors of the Corporation be less than one. Directors shall be elected annually for a one-year term expiring at the next annual general meeting. No reduction in the size of the Board shall shorten the term in office of any director in office at the time of such reduction.
Section 2.03.   Annual and Regular Meetings of the Board.   Regular meetings of the Board shall be held on such dates, and at such times and places the majority of the directors may from time to time determine at a prior meeting or as shall be directed or approved by the vote or written consent of all the directors.
Section 2.04.   Special Meetings.   Special meetings of the Board shall be held whenever called by the Chairperson or, in the event of his or her absence or disability, by the Secretary, or by a majority of the directors then in office, at such place, date and time as may be specified in the respective notices or waivers of notice of such meetings. Any business may be conducted at a special meeting.
Section 2.05.   Notice of Meetings; Waiver of Notice.
(a)   Notices of special meetings shall be given to each director, and notice of each resolution or other action affecting the date, time or place of one or more regular meetings shall be given to each director not present at the meeting adopting such resolution or other action, subject to Section 2.08 of these By-laws. Notices shall be given personally, or by email, or by telephone confirmed by facsimile or email dispatched promptly thereafter, or by facsimile confirmed by a writing delivered by a recognized overnight courier service, directed to each director at the address from time to time designated by such director to the Secretary. Each such notice and confirmation must be given (received in the case of personal service or delivery of written confirmation) at least 24 hours prior to the time of a special meeting, and at least five days prior to the initial regular meeting affected by such resolution or other action, as the case may be.
(b)   A written waiver of notice of time, place and purpose of any meeting signed by a director or a waiver by electronic transmission by a director, whether given before or after the meeting time stated in such notice, or in any manner that may be permitted under DGCL is deemed equivalent to notice. Attendance of a director at a meeting is a waiver of notice of such meeting, except when the director attends a meeting for the express purpose of objecting at the beginning of the meeting to the transaction of any business at the meeting on the ground that the meeting is not lawfully called or convened and does not thereafter vote for or assent to any action taken at the meeting.
Section 2.06.   Quorum; Voting.   At all meetings of the Board, the presence of a majority of the total number of directors then in office shall constitute a quorum for the transaction of business. Except as otherwise required by law, the Certificate of Incorporation or these By-laws, the affirmative vote of a majority of the directors present at any meeting at which a quorum is present shall be the act of the Board.
Section 2.07.   Action by Telephonic Communications.   Members of the Board may participate in a meeting of the Board by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this provision shall constitute presence in person at such meeting.
Section 2.08.   Adjournment.   A majority of the directors present may adjourn any meeting of the Board to another date, time or place, whether or not a quorum is present. No notice need be given of any adjourned meeting unless (a) the date, time and place of the adjourned meeting are not announced at the time of adjournment, in which case notice conforming to the requirements of Section 2.05 of these By-laws applicable to special meetings shall be given to each director, or (b) the meeting is adjourned for more than 24 hours, in which case the notice referred to in clause (a) shall be given to those directors not present at the announcement of the date, time and place of the adjourned meeting.
Section 2.09.   Action Without a Meeting.   Any action required or permitted to be taken at any meeting of the Board may be taken without a meeting if all members of the Board consent thereto in writing or by electronic transmission, and such writing or writings or electronic transmissions are filed with the minutes of proceedings of the Board and these minutes and written consent shall be reviewed at the next regular meeting of said Board. Such filing shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form.
Section 2.10.   Regulations.   To the extent consistent with applicable law, the Certificate of Incorporation and these By-laws, the Board may adopt such rules and regulations for the conduct of meetings of the Board and for the management of the property, affairs and business of the Corporation as the Board may deem appropriate.
Section 2.11.   Resignations of Directors.   Any director may resign at any time by submitting an electronic transmission or by delivering a written notice of resignation, signed by such director, to the Chairperson, Chief Executive Officer or the Secretary. Such resignation shall take effect upon delivery unless the resignation specifies a later effective date or an effective date determined upon the happening of a specified event.
Section 2.12.   Removal of Directors.   Subject to any rights granted to the holders of shares of any class or series of preferred stock then outstanding, a director may be removed in the manner set forth in the Certificate of Incorporation and applicable law.
Section 2.13.   Vacancies and Newly Created Directorships.   Any vacancies or newly created directorships shall be filled as set forth in the Certificate of Incorporation.
Section 2.14.   Compensation.   Subject to any rights granted to the holders of shares of any class or series of preferred stock then outstanding, the directors shall be entitled to compensation for their services as determined by the Board or a committee thereof. The Board may by resolution determine the expenses in the performance of such services for which a director is entitled to reimbursement.

Section 2.15.   Reliance on Accounts and Reports, etc.   A director, as such or as a member of any committee designated by the Board, shall in the performance of his or her duties be fully protected in relying in good faith upon the records of the Corporation and upon information, opinions, reports or statements presented to the Corporation by any of the Corporation’s officers or employees, or committees designated by the Board, or by any other person as to the matters the member reasonably believes are within such other person’s professional or expert competence and who has been selected with reasonable care by or on behalf of the Corporation.
ARTICLE III
COMMITTEES
Section 3.01.   Designation of Committees.   The Board shall designate such committees as may be required by applicable laws, regulations or stock exchange rules, and may designate such additional committees as it deems necessary or appropriate (collectively, the “Committees”). Each Committee shall consist of such number of directors, with such qualifications, as may be required by applicable laws, regulations or stock exchange rules, or as from time to time may be fixed by the majority of the total number of directors then in office and shall have and may exercise all the powers and authority of the Board in the management of the business and affairs of the Corporation to the extent delegated to such Committee by the Board, but no Committee shall have any power or authority: (a) to approve or adopt, or recommend to the stockholders, any action or matter (other than the election or removal of directors) expressly required by the DGCL to be submitted to stockholders for approval; (b) to adopt, amend or repeal any of these By-laws; (c) as may otherwise be excluded by law or by the Certificate of Incorporation; or (d) to amend the Certificate of Incorporation (except that a Committee may, to the extent authorized in the resolution or resolutions providing for the issuance of shares of stock adopted by the Board of Directors as provided in Section 151(a) of the DGCL, fix the designations and any of the preferences or rights of such shares relating to dividends, redemption, dissolution, any distribution of assets of the Corporation or the conversion into, or the exchange of such shares for, shares of any other class or classes or any other series of the same or any other class or classes of stock of the Corporation or fix the number of shares of any series of stock or authorize the increase or decrease of the shares of any series). Any Committee may be abolished or re-designated from time to time by the Board.
Section 3.02.   Members and Alternate Members.   The members of each Committee and any alternate members shall be selected by the Board. The Board may provide that the members and alternate members serve at the pleasure of the Board. An alternate member may replace any absent or disqualified member at any meeting of the Committee. An alternate member shall be given all notices of Committee meetings, may attend any meeting of the Committee, but may count towards a quorum and vote only if a member for whom such person is an alternate is absent or disqualified. Each member (and each alternate member) of any Committee (whether designated at an annual meeting of the Board or to fill a vacancy or otherwise) shall hold office until his or her successor shall have been designated or until the time he or she shall cease for any reason to be a director, or until his or her earlier death, resignation or removal. The members of any Committee shall act only as a Committee, and the individual members of such Committee shall have no power as such.
Section 3.03.   Committee Procedures.   A quorum for each Committee shall be a majority of its members, unless the Committee has only one or two members, in which case a quorum shall be one member, or unless a greater quorum is established by the Board. The vote of a majority of the Committee members present at a meeting at which a quorum is present shall be the act of the Committee. Each Committee shall keep regular minutes of its meetings and report to the Board when required. The Board shall adopt a charter for each committee for which a charter is required by applicable laws, regulations or stock exchange rules, may adopt a charter for any other committee, and may adopt other rules and regulations for the government of any Committee not inconsistent with the provisions of these By-laws, and each Committee may adopt its own rules and regulations of government, to the extent not inconsistent with these By-laws or rules and regulations adopted by the Board.
Section 3.04.   Meetings and Actions of Committees.   Except to the extent that the same may be inconsistent with the terms of any committee charter required by applicable laws, regulations or stock exchange rules, meetings and actions of each Committee shall be governed by, and held and taken in accordance with, the provisions of the following sections of these By-laws, with such By-laws being deemed to refer to the Committee and its members in lieu of the Board and its members:
(a)   Section 2.03 (to the extent relating to place and time of regular meetings);
(b)   Section 2.04 (relating to special meetings);
(c)   Section 2.05 (relating to notice and waiver of notice);
(d)   Sections 2.07 and 2.09 (relating to telephonic communication and action without a meeting); and
(e)   Section 2.08 (relating to adjournment and notice of adjournment).
Special meetings of Committees may also be called by resolution of the Board.
Section 3.05.   Resignations and Removals.   Any member (and any alternate member) of any Committee may resign from such position at any time by delivering a written notice of resignation, signed by such member, or by submitting an electronic transmission to the Chairperson, Chief Executive Officer or the Secretary. Unless otherwise specified therein, such resignation shall take effect upon delivery. Any member (and any alternate member) of any Committee may be removed from such position by a majority of the number of directors of the Board then in office at any time, either for or without cause.
Section 3.06.   Vacancies.   If a vacancy occurs in any Committee by reason of disqualification, death, resignation, removal or otherwise, the remaining members (and any alternate members) may continue to act if a quorum is present. A Committee vacancy may be filled only by the Board subject to Section 3.01 of these By-laws.
ARTICLE IV
OFFICERS
Section 4.01.   Officers.   The officers of the Corporation shall be chosen by the Board and shall be a Chief Executive Officer and a Secretary. The Board may also elect a Treasurer, one or more Presidents, Vice Presidents (any one or more of whom may be designated an Executive Vice President or Senior Vice President), Assistant Secretaries and Assistant Treasurers, and such other officers and agents as the Board may determine. In addition, the Board from time to time may delegate to any officer the power to appoint subordinate officers or agents and to prescribe their respective rights, terms of office, authorities and duties. Any action by an appointing officer may be superseded by action by the Board. Any number of offices may be held by the same person, except that one person may not concurrently hold both the office of Chief Executive Officer and Secretary. Each officer shall hold office until his or her successor is elected and qualified or until his or her earlier resignation or removal. An officer may be but need not be a director of the Corporation. For the avoidance of doubt, the term Vice President shall refer to an officer elected by the Board as Vice President and shall not include any employees of the Corporation whose employment title is “Vice President” unless such individual has been elected as a Vice President of the Corporation in accordance with these By-laws.
Section 4.02.   Election.   The officers of the Corporation elected by the Board shall serve at the pleasure of the Board and shall hold office for the term for which they are elected or appointed. Officers and agents appointed pursuant to delegated authority as provided in Section 4.01 (or, in the case of agents, as provided in Section 4.07) shall hold their offices for such terms as may be determined from time to time by the appointing officer. Each officer shall hold office until his or her successor has been elected or appointed and qualified, or until his or her earlier death, resignation or removal. A failure to elect officers shall not dissolve or otherwise affect the Corporation.
Section 4.03.   Compensation.   The salaries and other compensation of all executive officers of the Corporation (as defined in Rule 3b-7 of the Securities Exchange Act of 1934, as amended) shall be fixed by the Board or in the manner established by the Board.
Section 4.04.   Removal and Resignation; Vacancies.   Any officer may be removed for or without cause at any time by the Board or by the Chief Executive Officer as permitted pursuant to Section 4.07.

Any officer granted the power to appoint subordinate officers and agents as provided in Section 4.01 may remove any subordinate officer or agent appointed by such officer, for or without cause. The removal of an officer or subordinate officer shall be without prejudice to his or her contract rights, if any. The election or appointment of an officer does not of itself create contract rights. Any officer or agent may resign at any time by delivering notice of resignation, either in writing signed by such officer or by electronic transmission, to the Board or the Chief Executive Officer. Unless otherwise specified therein, such resignation shall take effect upon delivery. Any vacancy occurring in any office of the Corporation by death, resignation, removal or otherwise, may be filled by the Board or by the Chief Executive Officer.
Section 4.05.   Authority and Duties of Officers.   An officer of the Corporation shall have such authority and shall exercise such powers and perform such duties (a) as may be required by law, (b) to the extent not inconsistent with law, as are specified in these By-laws, (c) to the extent not inconsistent with law or these By-laws, as may be specified by resolution of the Board, and (d) to the extent not inconsistent with any of the foregoing, as may be specified by the appointing officer with respect to a subordinate officer appointed pursuant to delegated authority under Section 4.01.
Section 4.06.   Chairperson of the Board.   The Board may elect from among its members a chairperson. The Chairperson, if the office is filled, shall preside at all meetings of the stockholders and of the Board at which the Chairperson is present. He or she shall also perform such other duties as may be delegated to him or her from time to time by the Board through the affirmative vote of a majority of the total number of directors then in office. The Board may remove the Chairperson from such position at any time for any reason through the affirmative vote of a majority of the total number of directors then in office.
Section 4.07.   Chief Executive Officer.   The Chief Executive Officer shall, unless otherwise provided by the Board, be the chief executive officer of the Corporation, shall have general control and supervision of the policies and operations of the Corporation and shall see that all orders and resolutions of the Board are carried into effect. He or she shall manage and administer the Corporation’s business and affairs and shall also perform all duties and exercise all powers usually pertaining to the office of a chief executive officer of a corporation, unless otherwise specified by the Board. He or she shall have the authority to sign, in the name and on behalf of the Corporation, checks, orders, contracts, leases, notes, drafts and all other documents and instruments in connection with the business of the Corporation. Except as otherwise determined by the Board, he or she shall have the authority to cause the employment or appointment of such employees or agents of the Corporation as the conduct of the business of the Corporation may require, to fix their compensation, and to remove or suspend any employee or any agent employed or appointed by any officer or to suspend any agent appointed by the Board. The Chief Executive Officer shall have the duties and powers of the Treasurer if no Treasurer is elected and shall have such other duties and powers as the Board may from time to time prescribe. In the absence or disability of the Chairperson, or if such office has not been filled, the Chief Executive Officer also shall perform the duties of the Chairperson as set forth in these By-laws.
Section 4.08.   Vice Presidents.   Unless otherwise determined by the Board, if one or more Vice Presidents have been elected, each Vice President shall perform such duties and exercise such powers as may be assigned to him or her from time to time by the Board or the Chief Executive Officer. In the event of absence or disability of the Chief Executive Officer, the duties of the Chief Executive Officer shall be performed, and his or her powers may be exercised, by such Vice President as shall be designated by the Board or, failing such designation, by the Vice President in order of seniority of election to that office.
Section 4.09.   Secretary.   Unless otherwise determined by the Board, the Secretary shall have the following powers and duties:
(a)   The Secretary shall keep or cause to be kept a record of all the proceedings of the meetings of the stockholders, the Board and any Committees thereof in books provided for that purpose.
(b)   The Secretary shall cause all notices to be duly given in accordance with the provisions of these By-laws and as required by law.
(c)   Whenever any Committee shall be appointed pursuant to a resolution of the Board, the Secretary shall furnish a copy of such resolution to the members of such Committee.

(d)   The Secretary shall be the custodian of the records and of the seal of the Corporation and cause such seal (or a facsimile thereof) to be affixed to all certificates representing shares of the Corporation prior to the issuance thereof and to all documents and instruments that the Board or any officer of the Corporation has determined should be executed under seal, may sign (together with any other authorized officer) any such document or instrument, and when the seal is so affixed he or she may attest the same.
(e)   The Secretary shall properly maintain and file all books, reports, statements, certificates and all other documents and records required by law, the Certificate of Incorporation or these By-laws.
(f)   The Secretary shall have charge of the stock books and ledgers of the Corporation and shall cause the stock and transfer books to be kept in such manner as to show at any time the number of shares of stock of the Corporation of each class or series issued and outstanding, the names (alphabetically arranged) and the addresses of the holders of record of such shares, the number of shares held by each holder and the date as of which each such holder became a holder of record.
(g)   The Secretary shall sign (unless the Treasurer, an Assistant Treasurer or an Assistant Secretary shall have signed) certificates representing shares of the Corporation the issuance of which shall have been authorized by the Board.
(h)   The Secretary shall perform, in general, all duties incident to the office of secretary and such other duties as may be specified in these By-laws or as may be assigned to the Secretary from time to time by the Board or the Chief Executive Officer.
(i)   The Secretary may delegate any of the duties, powers, and authorities of the Secretary to one or more Assistant Secretaries, unless the Board disapproves the delegation.
Section 4.10.   Treasurer.   Unless otherwise determined by the Board, the Treasurer, if there be one, shall be the chief financial officer of the Corporation and shall have the following powers and duties:
(a)   The Treasurer shall have charge and supervision over and be responsible for the moneys, securities, receipts and disbursements of the Corporation, and shall keep or cause to be kept full and accurate records thereof.
(b)   The Treasurer shall cause the moneys and other valuable effects of the Corporation to be deposited in the name and to the credit of the Corporation in such banks or trust companies or with such bankers or other depositaries as shall be determined by the Board or the Chief Executive Officer, or by such other officers of the Corporation as may be authorized by the Board or the Chief Executive Officer to make such determinations.
(c)   The Treasurer shall cause the moneys of the Corporation to be disbursed by checks or drafts (signed by such officer or officers or such agent or agents of the Corporation, and in such manner, as the Board or the Chief Executive Officer may determine from time to time) upon the authorized depositaries of the Corporation and cause to be taken and preserved proper vouchers for all moneys disbursed.
(d)   The Treasurer shall render to the Board or the Chief Executive Officer, whenever requested, a statement of the financial condition of the Corporation and of the transactions of the Corporation, and render a full financial report at the annual meeting of the stockholders, if called upon to do so.
(e)   The Treasurer shall be empowered from time to time to require from all officers or agents of the Corporation reports or statements giving such information as he or she may desire with respect to any and all financial transactions of the Corporation.
(f)   The Treasurer may sign (unless an Assistant Treasurer or the Secretary or an Assistant Secretary shall have signed) certificates representing shares of stock of the Corporation the issuance of which shall have been authorized by the Board.
(g)   The Treasurer shall perform, in general, all duties incident to the office of treasurer and such other duties as may be specified in these By-laws or as may be assigned to the Treasurer from time to time by the Board or the Chief Executive Officer.

(h)   The Treasurer may delegate any of the duties, powers, and authorities of the Treasurer to one or more Assistant Treasurers, unless the Board disapproves the delegation.
Section 4.11.   Assistant Secretaries and Treasurers.   The Assistant Secretaries, in order of their seniority, shall perform the duties and exercise the powers and authorities of the Secretary in case of the Secretary’s absence or disability. The Assistant Treasurers, in the order of their seniority, shall perform the duties and exercise the powers and authorities of the Treasurer in case of the Treasurer’s absence or disability. The Assistant Secretaries and Assistant Treasurers shall also perform the duties that may be delegated to them by the Secretary and Treasurer, respectively, and also the duties that the Board or Chief Executive Officer may prescribe.
ARTICLE V
CAPITAL STOCK
Section 5.01.   Issuance of Shares.   The shares of capital stock of the Corporation shall be issued in the amounts, at the times, for the consideration, and on the terms and conditions that the Board shall deem advisable, subject to the Certificate of Incorporation and any requirements of the laws of the state of Delaware.
Section 5.02.   Certificates of Stock, Uncertificated Shares.   Unless otherwise provided by a resolution of the Board of Directors, shares of the Corporation shall be issued in uncertificated form. Notwithstanding the foregoing, every holder of uncertificated shares may at the direction of the Board be permitted to receive upon request, a certificate signed by the appropriate officers of the Corporation, representing the number and class of shares registered in certificate form and owned by such holder. Such certificate shall be in such form as the Board may determine, to the extent consistent with applicable law, the Certificate of Incorporation and these By-laws.
Section 5.03.   Facsimile Signatures.   Any or all signatures on the certificates referred to in Section 5.02 of these By-laws may be in facsimile, engraved, or printed form to the extent permitted by law. If any officer, transfer agent or registrar who has signed, or whose facsimile, engraved or printed signature has been placed upon, a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he or she were such officer, transfer agent or registrar at the date of issue.
Section 5.04.   Lost, Stolen or Destroyed Certificates.   A new certificate may be issued in place of any certificate theretofore issued by the Corporation alleged to have been lost, stolen or destroyed only upon delivery to the Corporation of an affidavit of the owner or owners (or their legal representatives) of such certificate, setting forth such allegation, and a bond or other undertaking as may be satisfactory to a financial officer of the Corporation designated by the Board to indemnify the Corporation against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of any such new certificate.
Section 5.05.   Transfer of Stock.
(a)   Subject to any lawful restrictions on transfer of shares that may be contained in the Certificate of Incorporation or these By-laws, transfer of shares represented by certificates shall be made on the books of the Corporation upon surrender to the Corporation of a certificate for shares, duly endorsed or accompanied by appropriate evidence of succession, assignment or authority to transfer, and otherwise in compliance with applicable law, whereby the Corporation shall issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books. Transfers of uncertificated shares shall be made on the books of the Corporation as provided by applicable law. Within a reasonable time after the transfer of uncertificated stock, the Corporation shall send to the registered owner thereof a written notice containing the information required to be set forth or stated on certificates pursuant to Sections 151, 156, 202(a) and 218(a) of the DGCL. Subject to applicable law, the provisions of the Certificate of Incorporation and these By-laws, the Board may prescribe such additional rules and regulations as it may deem appropriate relating to the issue, transfer and registration of shares of the Corporation.

(b)   The Corporation may enter into agreements with stockholders to restrict the transfer of stock of the Corporation in any manner not prohibited by the DGCL.
Section 5.06.   Registered Stockholders.   Prior to due surrender of a certificate for registration of transfer, or due delivery of instructions for the registration of transfer of uncertificated shares, and to the fullest extent permitted by law the Corporation may treat the registered owner as the person exclusively entitled to receive dividends and other distributions, to vote, to receive notice and otherwise to exercise all the rights and powers of the owner of the shares represented by such certificate or of such uncertificated shares, and the Corporation shall not be bound to recognize any equitable or legal claim to or interest in such shares on the part of any other person, whether or not the Corporation shall have notice of such claim or interests. If a transfer of shares is made for collateral security, and not absolutely, this fact shall be so expressed in the entry of the transfer if, when the certificates are presented to the Corporation for transfer or uncertificated shares are requested to be transferred, both the transferor and transferee request the Corporation to do so.
Section 5.07.   Transfer Agent and Registrar.   The Board may appoint one or more transfer agents and one or more registrars, and may require all certificates representing shares to bear the signature of any such transfer agents or registrars.
ARTICLE VI
INDEMNIFICATION
Section 6.01.   Indemnification.
(a)   In General.   The Corporation shall indemnify, to the fullest extent permitted by the DGCL and other applicable law (including as it presently exists or may hereafter be amended, but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than such law permitted the Corporation to provide prior to such amendment), any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, formal or informal, including all appeals (each, a “proceeding”) by reason of the fact that (x) such person is or was serving or has agreed to serve as a director or officer of the Corporation, or (y) such person, while serving as a director or officer of the Corporation, is or was serving or has agreed to serve at the request of the Corporation as a director, officer, employee, manager or agent of another corporation, partnership, joint venture, trust or other enterprise or (z) such person is or was serving or has agreed to serve at the request of the Corporation as a director, officer or manager of another corporation, partnership, joint venture, trust or other enterprise, or by reason of any action alleged to have been taken or omitted by such person in such capacity, and who satisfies the applicable standard of conduct set forth in the DGCL or other applicable law:
(i)   in a proceeding other than a proceeding by or in the right of the Corporation, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person or on such person’s behalf in connection with such proceeding and any appeal therefrom if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the Corporation or its stockholders, and with respect to any criminal action or proceeding, if the person had no reasonable cause to believe his or her conduct was unlawful. The termination of any action, suit, or proceeding by judgment, order, settlement, conviction, or on a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner that the person reasonably believed to be in or not opposed to the best interests of the Corporation or its stockholders and, with respect to any criminal action or proceeding, had reasonable cause to believe that his or her conduct was unlawful; or
(ii)   in a proceeding by or in the right of the Corporation to procure a judgment in its favor, against expenses (including attorneys’ fees) actually and reasonably incurred by such person or on such person’s behalf in connection with the defense or settlement of such proceeding and any appeal therefrom if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the Corporation or its stockholders. However, indemnification shall not be made for any claim, issue, or matter in which the person has been found liable to the Corporation unless and only to the extent that the court in which the action or suit was brought has determined on application that, despite the adjudication of liability but in view of all circumstances of the case, the person is fairly and reasonably entitled to indemnification for the reasonable expenses incurred.
(b)   Indemnification in Respect of Successful Defense.   To the extent that a present or former director or officer of the Corporation has been successful on the merits or otherwise (including without limitation, settlement of any proceeding with or without payment of money or other consideration or the termination of any issue or matter in such proceeding by dismissal with or without prejudice) in defense of any proceeding referred to in Section 6.01(a) or in defense of any claim, issue or matter therein, such person shall be indemnified by the Corporation against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith.
(c)   Indemnification in Respect of Proceedings Instituted by Indemnitee.   Notwithstanding anything herein to the contrary, Section 6.01(a) does not require the Corporation to indemnify a present or former director or officer of the Corporation in respect of a proceeding (or part thereof) instituted by such person on his or her own behalf, unless such proceeding (or part thereof) has been authorized by the Board or the indemnification requested is pursuant to the last sentence of Section 6.03 of these By-laws.
Section 6.02.   Advance of Expenses.   The Corporation shall to the fullest extent permitted by law advance all expenses (including reasonable attorneys’ fees) incurred by a present or former director or officer in defending any civil, criminal, administrative or investigative action, suit or proceeding prior to the final disposition of such proceeding upon written request of such person and delivery of an undertaking by such person to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the Corporation. The Corporation may authorize any counsel for the Corporation to represent (subject to applicable conflict of interest considerations) such present or former director or officer in any proceeding, whether or not the Corporation is a party to such proceeding unless (i) the use of counsel chosen by the Corporation to represent such director or officer would present such counsel with an actual or potential conflict of interest, (ii) the named parties in such proceeding (including any impleaded parties) include the Corporation and such director or officer concludes that there may be one or more legal defense available to him or her that are different from or in addition to those available to the Corporation or (iii) any such representation by such counsel would be precluded under the applicable standards of professional conduct then prevailing, in which case such director or officer shall be entitled to retain separate counsel. A provision in the Certificate of Incorporation, these By-laws, a resolution by the Board or the stockholders, or an agreement making indemnification mandatory shall also make advancement of expenses mandatory unless the provision specifically provides otherwise.
Section 6.03.   Procedure for Indemnification.   Any indemnification under Section 6.01 of these By-laws or any advance of expenses under Section 6.02 of these By-laws shall be made only against a written request therefor (together with supporting documentation) submitted by or on behalf of the person seeking indemnification or advance. Indemnification may be sought by a person under Section 6.01 of these By-laws in respect of a proceeding only to the extent that both the expenses and liabilities for which indemnification is sought and all portions of the proceeding relevant to the determination of whether the person has satisfied any appropriate standard of conduct have become final. A person seeking indemnification or advance of expenses may seek to enforce such person’s rights to indemnification or advance of expenses (as the case may be) in the Delaware Court of Chancery to the extent all or any portion of a requested indemnification has not been granted within 90 days of, or to the extent all or any portion of a requested advance of expenses has not been granted within 30 days of the receipt of such request by the Corporation. All reasonable expenses (including reasonable attorneys’ fees) incurred by such person in connection with successfully establishing such person’s right to indemnification or advancement of expenses under this Article VI, in whole or in part, shall also be indemnified by the Corporation.
Section 6.04.   Burden of Proof.
(a)   In any proceeding brought to enforce the right of a person to receive indemnification to which such person is entitled under Section 6.01 of these By-laws, the Corporation has the burden of demonstrating that the standard of conduct applicable under the DGCL or other applicable law was not met. A prior determination by the Corporation (including its Board or any Committee thereof, its independent legal counsel, or its stockholders) that the claimant has not met such applicable standard of conduct does not itself constitute evidence that the claimant has not met the applicable standard of conduct.
(b)   In any proceeding brought to enforce a claim for advances to which a person is entitled under Section 6.02 of these By-laws, the person seeking an advance need only show that he or she has satisfied the requirements expressly set forth in Section 6.02 of these By-laws.
Section 6.05.   Contract Right; Non-Exclusivity; Survival.
(a)   The rights to indemnification and advancement of expenses provided by this Article VI shall be deemed to be separate contract rights between the Corporation and each director and officer who serves in any such capacity at any time while these provisions as well as the relevant provisions of the DGCL are in effect, and no repeal or modification of any of these provisions or any relevant provisions of the DGCL shall adversely affect any right or obligation of such director or officer existing at the time of such repeal or modification with respect to any state of facts then or previously existing or any proceeding previously or thereafter brought or threatened based in whole or in part upon any such state of facts. Such “contract rights” may not be modified retroactively as to any present or former director or officer without the consent of such director or officer.
(b)   The rights to indemnification and advancement of expenses provided by this Article VI shall not be deemed exclusive of any other indemnification or advancement of expenses to which a present or former director or officer of the Corporation seeking indemnification or advancement of expenses may be entitled by any agreement, vote of stockholders or disinterested directors, or otherwise, provided, that to the extent that an indemnitee is entitled to be indemnified by the Corporation pursuant to this Article and by any stockholder of the Corporation or any affiliate of any such stockholder (other than the Corporation) under any other agreement or instrument, or by any insurer under a policy maintained by such stockholder or affiliate, the obligations of the Corporation pursuant to this Article shall be primary, and the obligations of such stockholder, affiliate or insurer secondary and the Corporation shall not be entitled to contribution or indemnification from or subrogation against such stockholder of affiliate. However, the total amount of expenses advanced or indemnified from all sources combined shall not exceed the amount of actual expenses incurred by the person seeking indemnification or advancement of expenses.
(c)   The rights to indemnification and advancement of expenses provided by this Article VI to any present or former director or officer of the Corporation shall inure to the benefit of the heirs, executors and administrators of such person.
Section 6.06.   Insurance.   The Corporation may purchase and maintain insurance on behalf of any person who is or was or has agreed to become a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director or officer of another Corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person or on such person’s behalf in any such capacity, or arising out of such person’s status as such, whether or not the Corporation would have the power to indemnify such person against such liability under the provisions of this Article VI. If at any time (i) such insurance ceases to cover acts and omissions occurring during all or any part of the period of the director or officer’s capacity on behalf of the Corporation or (ii) neither the Corporation nor any of its subsidiaries maintains any such insurance, the Corporation shall ensure that such director or officer is covered, with respect to acts and omissions prior to such time, for at least six years (or such shorter period as is available on commercially reasonable terms) from such time, by other directors and officers liability insurance, in amounts and on terms no less favorable to such director or officer than the amounts and terms of the liability insurance maintained by the Corporation on the date hereof. Notwithstanding the foregoing, such director or officer shall not be obligated to seek recovery under any insurance policies of the Corporation. Nothing in this section shall preclude the Corporation from purchasing additional insurance coverage for independent directors.
Section 6.07.   Subrogation.   In the event of payment under this Article VI, the Corporation shall be subrogated to the extent of such payment to all of the rights of recovery of the indemnitee, who shall execute all documents, and do all acts, that as the Corporation may reasonably request to secure such rights, including the execution of such documents as the Corporation may reasonably request to enable the Corporation effectively to bring suit to enforce such rights.
Section 6.08.   Employees and Agents.   The Board, or any officer authorized by the Board generally or in the specific case to make indemnification decisions, may cause the Corporation to indemnify and advance expenses of any present or former employee or agent of the Corporation in such manner and for such liabilities as the Board may determine, up to the fullest extent permitted by the DGCL and other applicable law.
Section 6.09.   Interpretation; Severability.   Terms defined in Sections 145(h) or (i) of the DGCL have the meanings set forth in such sections when used in this Article VI. If this Article VI or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the Corporation shall nevertheless indemnify each director or officer of the Corporation as to costs, charges and expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement with respect to any action, suit or proceeding, whether civil, criminal, administrative or investigative, including an action by or in the right of the Corporation, to the fullest extent permitted by any applicable portion of this Article VI that shall not have been invalidated and to the fullest extent permitted by applicable law.
Section 6.10.   Changes in Delaware Law.   If there is any change of the Delaware statutory provisions applicable to the Corporation relating to the subject matter of Article VI, then the indemnification to which any person shall be entitled under this article shall be determined by the changed provisions, but only to the extent that the change permits the Corporation to provide broader indemnification rights than the provisions permitted the Corporation to provide before the change. Subject to Section 9.01, the Board is authorized to amend these By-laws to conform to any such changed statutory provisions.
ARTICLE VII
OFFICES
Section 7.01.   Registered Office.   The registered office of the Corporation in the State of Delaware shall be located at the location provided in the Corporation’s Certificate of Incorporation.
Section 7.02.   Other Offices.   The Corporation may maintain offices or places of business at such other locations within or without the State of Delaware as the Board may from time to time determine or as the business of the Corporation may require.
ARTICLE VIII
GENERAL PROVISIONS
Section 8.01.   Dividends.
(a)   Subject to any applicable provisions of law and the Certificate of Incorporation, dividends upon the shares of the Corporation may be declared by the Board at any regular or special meeting of the Board and any such dividend may be paid in cash, property or shares of the Corporation’s stock.
(b)   A member of the Board, or a member of any Committee designated by the Board, shall be fully protected in relying in good faith upon the records of the Corporation and upon such information, opinions, reports or statements presented to the Corporation by any of its officers or employees, or Committees of the Board, or by any other person as to matters the director reasonably believes are within such other person’s professional or expert competence and who has been selected with reasonable care by or on behalf of the Corporation, as to the value and amount of the assets, liabilities and/or net profits of the Corporation, or any other facts pertinent to the existence and amount of surplus or other funds from which dividends might properly be declared and paid.
Section 8.02.   Reserves.   There may be set apart out of any funds of the Corporation available for dividends such sum or sums as the Board from time to time may determine proper as a reserve or reserves for meeting contingencies, equalizing dividends, repairing or maintaining any property of the Corporation or for such other purpose or purposes as the Board may determine conducive to the interest of the Corporation and the Corporation’s stockholders, and the Board may similarly modify or abolish any such reserve.

Section 8.03.   Execution of Instruments.   Except as otherwise required by law or the Certificate of Incorporation, the Board or any officer of the Corporation authorized by the Board may authorize any other officer or agent of the Corporation to enter into any contract or execute and deliver any instrument in the name and on behalf of the Corporation. Any such authorization must be in writing or by electronic transmission and may be general or limited to specific contracts or instruments.
Section 8.04.   Orders for Payment of Money.   All checks, drafts, notes, bonds, bills of exchange, and orders for payment of money of the Corporation shall be signed by the officer or officers or any other person or persons that the Board may from time to time designate.
Section 8.05.   Voting as Stockholder.   Unless otherwise determined by resolution of the Board, the Chief Executive Officer, President or any Vice President shall have full power and authority on behalf of the Corporation to attend any meeting of stockholders of any entity in which the Corporation may hold stock or other securities, and to act, vote (or execute proxies to vote) and exercise in person or by proxy all other rights, powers and privileges incident to the ownership of such stock or other securities at any such meeting, or through action without a meeting. The Board may by resolution from time to time confer such power and authority (in general or confined to specific instances) upon any other person or persons.
Section 8.06.   Fiscal Year.   The fiscal year of the Corporation shall commence on the first day of January of each year and shall terminate in each case on December 31, unless otherwise fixed by the Board by resolution.
Section 8.07.   Seal.   The seal of the Corporation shall be circular in form and shall contain the name of the Corporation, the year of its incorporation and the words “Corporate Seal” and “State of Delaware”. The form of such seal shall be subject to alteration by the Board. The seal may be used by causing it or a facsimile thereof to be impressed, affixed or reproduced, or may be used in any other lawful manner.
Section 8.08.   Books and Records; Inspection.   The proper officers and agents of the Corporation shall keep and maintain the books, records, and accounts of the Corporation’s business and affairs, minutes of the proceedings of its stockholders, Board, and committees, if any, and the stock ledgers and lists of stockholders, as the Board shall deem advisable and as shall be required by the laws of the state of Delaware and other states or jurisdictions empowered to impose such requirements. Except to the extent otherwise required by law, the books and records of the Corporation shall be kept at such place or places within or without the State of Delaware as may be determined from time to time by the Board.
Section 8.09.   Electronic Transmission.   “Electronic transmission,” as used in these By-laws, means any form of communication, not directly involving the physical transmission of paper, that creates a record that may be retained, retrieved and reviewed by a recipient thereof, and that may be directly reproduced in paper form by such a recipient through an automated process.
Section 8.10.   Reinsurance.   The Board shall have the right to reinsure any or all of the Corporation’s liabilities under any or all of its policies or contracts, subject to the laws of the State of Delaware.
Section 8.11.   Majority of Votes Cast.   As used in these By-laws, (i) a “majority of the votes cast” means that the number of votes “for” a proposal or director must exceed the number of votes “against” that proposal or director and (ii) “votes cast” shall include only votes cast by shares represented in person or by proxy at the meeting and entitled to vote on the proposal or election of directors, and shall exclude abstentions.
ARTICLE IX
AMENDMENT OF BY-LAWS
Section 9.01.   Amendment.   Subject to the provisions of the Certificate of Incorporation, these By-laws may be amended, altered or repealed, or new by-laws may be adopted by the affirmative vote of at least a majority of the directors then in office at any special or regular meeting of the Board if, in the case of such special meeting only, notice of such amendment, alteration or repeal is contained in the notice or waiver of notice of such meeting. In addition to any other vote otherwise required by law, the stockholders of the Corporation may amend, alter or repeal the By-laws at any annual or special general meeting, provided that any such action will require the affirmative vote of the majority of votes cast. Notwithstanding the foregoing, no amendment, alteration or repeal of Article VI of these By-laws shall adversely affect any right or protection existing under these By-laws immediately prior to such amendment, alteration or repeal, including any right or protection of a present or former director or officer thereunder in respect of any act or omission occurring prior to the time of such amendment.
ARTICLE X
CONSTRUCTION
Section 10.01.   Construction.   In the event of any conflict between the provisions of these By-laws as in effect from time to time and the provisions of the Certificate of Incorporation of the Corporation as in effect from time to time, the provisions of such Certificate of Incorporation shall be controlling.